AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 2021

REGISTRATION NO. 333-255310

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD ASSET MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Brookfield Place

181 Bay Street, Suite 300

Toronto, Ontario

Canada M5J 2T3

(416) 363-9491

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Brookfield Asset Management LLC

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281-1023

(212) 417-7000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention: Mile T. Kurta

(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Limited Voting Shares of Brookfield Asset Management Inc.	11,200,000(1)(2)	$45.79(3)	$512,848,000(3)	$55,951.72(3)(4)

(1)

Represents the maximum number of Class A Limited Voting Shares (“BAM shares”) of Brookfield Asset Management Inc. (“Brookfield Asset Management”) to be issued by Brookfield Asset Management or to be delivered by Brookfield Asset Management Reinsurance Partners Ltd. (“BAM Re”), in each case in connection with the exchange, redemption or acquisition, as applicable, from time to time, of class A exchangeable limited voting shares of BAM Re (“class A exchangeable shares”). The number of BAM shares represents a good-faith estimate of the maximum number of BAM shares expected to be issued upon exchange, redemption or acquisition, as applicable, of class A exchangeable shares (including upon liquidation, dissolution, or winding up of BAM Re) to be outstanding following the special dividend, as described in the prospectus filed as part of this registration statement

(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional BAM shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3)

Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the BAM shares on the New York Stock Exchange on April 12, 2021.

(4)	Previously paid.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated May 18, 2021

BROOKFIELD ASSET MANAGEMENT INC.

Class A Limited Voting Shares

This prospectus relates to up to 10.9 million class A limited voting shares (the “BAM shares”) of Brookfield Asset Management Inc. (“Brookfield Asset Management”) that may be issued by Brookfield Asset Management or delivered by Brookfield Asset Management Reinsurance Partners Ltd. (“BAM Re”) to satisfy any exchange, redemption or acquisition of class A exchangeable limited voting shares (the “class A exchangeable shares”) of BAM Re (including, if applicable, in connection with liquidation, dissolution or winding up of BAM Re).

Up to 10.9 million class A exchangeable shares will be distributed to holders of BAM shares pursuant to a special dividend (the “special dividend”) on the dividend date for the special dividend (the “dividend date”). Each class A exchangeable share will be exchangeable with Brookfield Asset Management at the option of the holder thereof for one BAM share (subject to adjustment to reflect certain capital events) or its cash equivalent, as more fully described in this prospectus.

Neither Brookfield Asset Management nor BAM Re will receive any cash proceeds from the issuance or delivery of any BAM shares upon exchange, redemption or acquisition, as applicable, of class A exchangeable shares pursuant to this prospectus.

The BAM shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “BAM” and the Toronto Stock Exchange (“TSX”) under the symbol “BAM.A”. The last reported sale price of a BAM Share on May  14, 2021 was $48.38 on the NYSE and C$58.58 on the TSX.

Investing in BAM shares involves risks. Please see “Risk Factors” beginning on page 3 of this prospectus, and in similarly-captioned sections in the documents incorporated by reference herein, for a discussion of risk factors you should consider before investing in the BAM shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that Brookfield Asset Management has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to BAM shares to be issued, from time to time, in connection with the exchange, redemption or acquisition, if any and as applicable, of class A exchangeable shares (including in connection with liquidation, dissolution or winding up of BAM Re). Brookfield Asset Management or BAM Re may issue or deliver, as the case may be, to holders of class A exchangeable shares, at any time and from time to time, BAM shares in connection with the exchange, redemption or acquisition, if any and as applicable, of class A exchangeable shares (including in connection with liquidation, dissolution or winding up of BAM Re). As allowed by the SEC rules, this prospectus does not contain all the information included in the registration statement. For further information, you are referred to the registration statement, including its exhibits, as well as any prospectus supplement and any documents incorporated by reference herein or therein.

You should read this prospectus together with any applicable prospectus supplement thereto, and in any free writing prospectus that we may provide to you, and any documents incorporated by reference herein or therein and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus or any document incorporated by reference herein by reference is accurate only as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any delivery of BAM shares made under this prospectus will, under any circumstances, imply that the information in this prospectus is correct as of any date after this prospectus. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement, and in any free writing prospectus that we may provide to you. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

In this prospectus, unless the context otherwise indicates, references to “Brookfield Asset Management” refer to Brookfield Asset Management Inc. and references to “we”, “us”, “our” and “Brookfield” refer to Brookfield Asset Management, its subsidiaries and controlled companies and any investment fund sponsored, managed or controlled by Brookfield Asset Management or its subsidiaries, and does not, for greater certainty, include BAM Re and its subsidiaries or Oaktree Capital Group, LLC and Atlas OCM Holdings, LLC and their subsidiaries. Unless otherwise noted or the context otherwise requires, the disclosure in this prospectus assumes that the special dividend has been completed and BAM Re has acquired all of its operating subsidiaries from Brookfield, although BAM Re will not acquire all such subsidiaries until prior to the special dividend.

The financial information contained or incorporated by reference in this prospectus is presented in United States dollars and has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Information prepared in accordance with IFRS may differ from financial information prepared in accordance with U.S. generally accepted accounting principles and therefore may not be comparable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain forward-looking information and other “forward-looking statements” within the meaning of Canadian and United States securities laws, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include

i

statements that are predictive in nature, depend upon or refer to future events or conditions, including, but not limited to, statements that reflect management’s expectations regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of Brookfield, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods.

The words “expects,” “likely”, “anticipates,” “plans,” “believes,” “estimates,” “seeks,” “intends,” “targets,” “projects,” “forecasts” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may,” “will,” “should,” “would” and “could”, which are predictions of or indicate future events, trends or prospects, and which do not relate to historical matters, identify forward-looking statements. Although Brookfield believes that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond Brookfield’s control, including the ongoing and developing novel coronavirus pandemic (“COVID-19”) and the global economic shutdown, which may cause the actual results, performance or achievements of Brookfield to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: investment returns that are lower than target; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business or may do business, including as a result of COVID-19 and the global economic shutdown; changes in government regulation and legislation within the countries in which we operate and our failure to comply with regulatory requirements; governmental investigations; the behavior of financial markets, including fluctuations in interest and foreign exchange rates; the ability to transfer financial commitments entered into in support of our asset management franchise; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; strategic actions including dispositions; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits; the ability to appropriately manage human capital; changes in tax laws; changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates); the introduction, withdrawal, success and timing of business initiatives and strategies; the failure of effective disclosure controls and procedures and internal controls over financial reporting; the effect of applying future accounting changes; business competition; operational and reputational risks; health, safety and environmental risks; technological change; catastrophic events, such as earthquakes, hurricanes, and pandemics/epidemics, including COVID-19; the failure of our information technology systems; litigation; the possible impact of international conflicts and other developments including terrorist acts and cyberterrorism; the maintenance of adequate insurance coverage; the ability to collect amounts owed; the existence of information barriers between certain businesses within our asset management operations; risks specific to our business segments, including our real estate, renewable power, infrastructure, private equity, credit and residential development activities; and other risks and factors detailed in this prospectus under the heading “Risk Factors” as well as in the AIF under the heading “Business Environment and Risks” and the MD&A under the heading “Part 6—Business Environment and Risks”, each incorporated by reference in this prospectus, as well as in other documents filed by Brookfield Asset Management from time to time with the securities regulators in Canada and the United States.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Nonetheless, all of the forward-looking statements contained in this prospectus or in documents incorporated by reference herein are qualified by these cautionary statements. When relying on our forward-looking statements, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may need to be updated as a result of new information, future events or otherwise.

ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before deciding to invest in BAM shares. You should read this entire prospectus carefully, including the “Risk Factors” section and the documents incorporated by reference herein.

Brookfield Asset Management Inc.

Brookfield Asset Management is a leading global alternative asset manager with $600 billion in assets under management across real estate, infrastructure, renewable power, private equity and credit. Brookfield Asset Management owns and operates long-life assets and businesses, many of which form the backbone of the global economy. Utilizing its global reach, access to large-scale capital and operational expertise, Brookfield Asset Management offers a range of alternative investment products to investors around the world—including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. The BAM shares are listed on the NYSE and the TSX under the symbols “BAM” and “BAM.A”, respectively. For additional information, see Brookfield Asset Management’s Annual Report on Form 40-F, which is incorporated by reference into this prospectus.

Brookfield Asset Management Reinsurance Partners Ltd.

BAM Re is an exempted company limited by shares existing under the laws of Bermuda. BAM Re has been established by Brookfield Asset Management to own and operate a leading reinsurance business focused on providing capital-based solutions to insurance companies and their stakeholders.

On or about the dividend date, up to 10.9 million class A exchangeable shares will be distributed to holders of BAM shares pursuant to the special dividend. Each class A exchangeable share will be structured with the intention of providing an economic return equivalent to one BAM share (subject to adjustment to reflect certain capital events). Each class A exchangeable share is expected to receive distributions at the same time and in the same amount as the cash dividends paid on each BAM share, and will be exchangeable with Brookfield Asset Management at the option of the holder for one BAM share (subject to adjustment to reflect certain capital events) or its cash equivalent, as more fully described in this prospectus.

BAM Shares

As of May 14, 2021, there were 1,577,518,146 BAM shares outstanding.

Tax Consequences of Exchanges and Ownership of BAM Shares

Please see “Material Canadian Federal Income Tax Considerations” and “Material United States Federal Income Tax Considerations” for a summary of material Canadian and U.S. federal income tax considerations that may be relevant to holders of class A exchangeable shares if such holders exchange their class A exchangeable shares for BAM shares. Because the specific tax consequences to such holders will depend upon their specific circumstances, holders are strongly urged to consult their own tax advisors regarding any Canadian and/or U.S. federal, state and local tax consequences specific to such holders.

Summary Risk Factors

We are subject to a number of risks of which you should be aware. Below please find a summary of the principal risks we face. These risks are discussed more fully in this prospectus under the heading “Risk Factors” and in the section titled “Business Environment and Risks” in Brookfield Asset Management’s Annual Report on Form 40-F, which is incorporated by reference herein.

•	Risks relating to the volatility in the trading price of our BAM shares;

•	Risks relating to our reputation;

•	Risks relating to our asset management business;

•	Risks relating to compliance with numerous laws, rules and regulations,

•	Risks relating to government investigations and anti-corruption legislation;

•	Risks relating to our liquidity;

•	Risks relating to foreign exchange and other financial exposure;

•	Risks relating to temporary investments;

•	Risks relating to interest rates;

•	Risks relating to human capital;

•	Risks relating to geopolitical and economic conditions;

•	Risks relating to catastrophic loss, climate change and terrorism;

•	Risks relating to taxation;

•	Risks relating to financial reporting and disclosures;

•	Risks relating to health, safety and the environment;

•	Risks relating to data security, privacy and cyber-terrorism;

•	Risks relating to dependence on information technology systems and information barriers;

•	Risks relating to litigation and insurance;

•	Risks relating to our counterparties;

•	Risks relating to our real estate, renewable power, infrastructure, private equity and credit businesses; and

•	Risks relating to our residential developments business.

RISK FACTORS

An investment in the BAM shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks incorporated by reference from Brookfield Asset Management’s Annual Report on Form 40-F and the other information incorporated by reference in this prospectus, as updated by Brookfield Asset Management’s subsequent filings with the SEC, pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), and securities regulatory authorities in Canada. The risks and uncertainties described therein and herein are not the only risks and uncertainties we face. In addition, please consider the following risks before making an investment decision: See “Where You Can Find More Information” and “Incorporation by Reference.”

The U.S. federal income tax consequences to a U.S. holder of exchanging class A exchangeable shares for BAM shares are uncertain.

The U.S. federal income tax consequences to a U.S. Holder (as defined below) of exchanging class A exchangeable shares for BAM shares will depend, in part, on whether the class A exchangeable shares are, for U.S. federal income tax purposes, treated as stock of BAM Re. No authority directly addresses the U.S. federal income tax treatment of a security with terms similar to the class A exchangeable shares, and therefore the tax treatment of the class A exchangeable shares is uncertain. Brookfield Asset Management understands that BAM Re will treat the class A exchangeable shares as stock of BAM Re for all U.S. federal income tax purposes. Assuming this treatment is correct, a U.S. Holder generally will recognize capital gain or loss upon the exchange of class A exchangeable shares for BAM shares pursuant to the exercise of the exchange right equal to the difference between the amount realized upon the exchange and the holder’s adjusted tax basis in the class A exchangeable shares. The amount realized will equal the amount of cash, if any, plus the fair market value of the BAM shares received upon exercise of the exchange right.

Notwithstanding BAM Re’s treatment of the class A exchangeable shares as stock of BAM Re for all U.S. federal income tax purposes, alternative characterizations are possible. For example, the Internal Revenue Service (“IRS”) or a court might characterize the class A exchangeable shares as BAM shares. In such case, the exchange of the class A exchangeable shares for BAM shares by a U.S. Holder (as defined below) might qualify for tax-free treatment, instead of the U.S. federal income tax consequences described in the preceding paragraph. Alternatively, the IRS or a court might characterize the class A exchangeable shares and related rights as a derivative financial instrument, with complex and uncertain tax consequences that could be materially different from the consequences described in this prospectus. No assurance can be provided that the IRS or a court will agree with BAM Re’s position that the class A exchangeable shares constitute stock of BAM Re, and the U.S. federal income tax consequences of an alternative characterization of the class A exchangeable shares could be materially adverse to U.S. Holders. Each U.S. Holder is urged to consult a tax adviser regarding the proper treatment of the class A exchangeable shares for U.S. federal income tax purposes.

U.S. Holders exchanging class A exchangeable shares for BAM shares may be required to treat gain as ordinary income for U.S. federal income tax purposes and comply with certain reporting requirements.

In general, if a U.S. person sells or taxably disposes of shares of a non-U.S. corporation that would be taxed under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to U.S. insurance companies if it were a U.S. corporation, and the non-U.S. corporation is (or would be but for certain exceptions) treated as a “controlled foreign corporation” for the purposes of the rules governing “related person insurance income” (“RPII,” and such non-U.S. corporation, an “RPII CFC”), then any gain realized on the disposition may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII). In addition, the shareholder might be required to comply with certain reporting requirements, regardless of the number of shares owned.

Brookfield Asset Management understands that BAM Re does not directly engage in an insurance or reinsurance business, but it has non-U.S. subsidiaries that do so. Based on the absence of legal authority, there is a strong argument that gain realized upon the exchange of class A exchangeable shares for BAM shares should not be recharacterized as a dividend for U.S. federal income tax purposes under this special rule, because BAM Re is not directly engaged in the insurance business. However, there can be no assurance that the IRS will not successfully assert this tax treatment applies in such circumstances and thus may apply to a U.S. Holder who recognizes taxable gain from the exchange of class A exchangeable shares for BAM shares. U.S. Holders are urged to consult their tax advisers regarding the application of the foregoing rules to their exchange of class A exchangeable shares for BAM shares.

The exchange of class A exchangeable shares for BAM shares pursuant to the exercise of the exchange right will result in a disposition of the class A exchangeable shares for Canadian federal income tax purposes.

The exchange of class A exchangeable shares for BAM shares pursuant to the exercise of the exchange right will result in a disposition of the class A exchangeable shares for Canadian federal income tax purposes. Resident Holders (as defined herein) generally will be subject to Canadian federal income tax on any resulting capital gain as further described under “Material Canadian Federal Income Tax Considerations—Taxation of Holders Resident in Canada”. Non-Resident Holders generally will not be subject to Canadian federal income tax on any resulting capital gain unless the class A exchangeable shares constitute “taxable Canadian property” (as defined in the Income Tax Act (Canada) (“Tax Act”)) of the Non-Resident Holder as further described under “Material Canadian Federal Income Tax Considerations—Taxation of Holders not Resident in Canada”.

Your investment may change upon an exchange of class A exchangeable shares for BAM shares.

If you exchange class A exchangeable shares pursuant to the terms set forth in BAM Re’s memorandum of Association and bye-laws, and the Rights Agreement (as defined herein), you may receive BAM shares or cash in exchange for such class A exchangeable shares. To the extent that you receive BAM shares in any such exchange, you will become a holder of shares of a Canadian corporation rather than a holder of a security of a Bermuda company. Brookfield Asset Management is organized as a corporation under the laws of Ontario, Canada, whereas BAM Re is organized as a Bermuda company. Therefore, recipients of BAM shares following an exchange of class A exchangeable shares for BAM shares will have different rights and obligations, including voting rights, from those that they had prior to the consummation of the exchange as a holder of class A exchangeable shares. See “The OBCA and the Bermuda Act.”

The BAM shares may not trade at the same price as the class A exchangeable shares.

Although the class A exchangeable shares are intended to provide an economic return that is equivalent to the BAM shares, there can be no assurance that the market price of BAM shares will be equal to the market price of class A exchangeable shares at any time. Factors that could cause differences in such market prices may include:

•	perception and/or recommendations by analysts, investors and/or other third parties that these securities should be priced differently;

•	actual or perceived differences in distributions to holders of class A exchangeable shares versus dividends to holders of BAM shares, including as a result of any legal prohibitions;

•	business developments or financial performance or other events or conditions that may be specific to only Brookfield Asset Management or BAM Re; and

•	difficulty in the exchange mechanics between class A exchangeable shares and BAM shares, including any delays or difficulties experienced by the transfer agent in processing the exchange requests.

Any holder requesting an exchange of their class A exchangeable shares for which Brookfield Asset Management elects to provide BAM shares in satisfaction of the exchange amount may experience a delay in receiving such BAM shares, which may affect the value of the BAM shares the holder receives in an exchange.

Each class A exchangeable share will be exchangeable with Brookfield Asset Management at the option of the holder for one BAM share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined by Brookfield Asset Management). See “Exchanges of Class A Exchangeable Shares for BAM Shares—Exchange Rights—Adjustments to Reflect Certain Capital Events”. In the event cash is used to satisfy an exchange request, the amount payable per class A exchangeable share will be equal to the NYSE closing price of one BAM share on the date that the request for exchange is received by the transfer agent. As a result, any decrease in the value of BAM shares after that date will not affect the amount of cash received. However, any holder whose class A exchangeable shares are exchanged for BAM shares will not receive such BAM shares for up to ten (10) business days after the applicable request is received. During this period, the market price of BAM shares may decrease. Any such decrease would affect the value of the BAM shares consideration to be received by the holder of class A exchangeable shares on the effective date of the exchange.

Further, Brookfield Asset Management will be required to maintain an effective registration statement in order to exchange any class A exchangeable shares for BAM shares. If a registration statement with respect to the BAM shares issuable upon any exchange, redemption or acquisition of class A exchangeable shares (including in connection with any liquidation, dissolution or winding up of BAM Re) is not current or is suspended for use by the SEC, no exchange or redemption of class A exchangeable shares for BAM shares may be effected during such period. In addition, for so long as there is not an effective registration statement with respect to the delivery of BAM shares in connection with the exchange right, Brookfield Asset Management will not be able to effect exchanges for BAM shares and will not be required to effect exchanges for cash that would result in the payment of an amount in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period; provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period. As a result, in these circumstances, holders of class A exchangeable shares may experience a delay in receiving cash on exercise of the exchange right.

Exchanges of class A exchangeable shares for BAM shares may negatively affect the market price of the BAM shares, and additional issuances of class A exchangeable shares would be dilutive to the BAM shares.

Each class A exchangeable share will be exchangeable with Brookfield Asset Management by the holder thereof for one BAM share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined by Brookfield Asset Management). See “Exchanges of Class A Exchangeable Shares for BAM Shares—Exchange Rights—Adjustments to Reflect Certain Capital Events”. If Brookfield Asset Management elects to deliver BAM shares in satisfaction of any such exchange request, a significant number of BAM shares may be issued from time to time which could have a negative impact on the market price for BAM shares. Additionally, any class A exchangeable shares issued by BAM Re in the future will also be exchangeable for BAM shares, and, accordingly, any future exchanges satisfied by the delivery of BAM shares would dilute the percentage interest of existing holders of the BAM shares and may reduce the market price of BAM shares.

Holders of class A exchangeable shares do not have a right to elect whether to receive cash or BAM shares upon an exchange, liquidation or redemption event.

In the event that (i) there is a liquidation, dissolution or winding up of BAM Re or any other distribution of BAM Re’s assets among its shareholders for the purpose of winding up its affairs, including whether substantially concurrent with a liquidation, dissolution, winding up or any other distribution of Brookfield Asset Management’s assets among its shareholders for the purpose of winding up its affairs, (ii) BAM Re exercises its right to redeem (or cause the redemption of) all of the then outstanding class A exchangeable shares, or (iii) a holder of class A exchangeable shares requests an exchange of class A exchangeable shares, holders of class A exchangeable shares shall be entitled to receive one BAM share per class A exchangeable share held (subject to adjustment to reflect certain capital events and certain other payment obligations in the case of a liquidation, dissolution or winding up of BAM Re) or its cash equivalent. The form of payment will be determined at the election of BAM Re or Brookfield Asset Management, as applicable, or by the liquidator in the case of a liquidation, so holders will not know whether cash or BAM shares will be delivered in connection with any of the events described above. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of BAM shares rather than cash.

BAM Re and/or Brookfield Asset Management may issue additional class A exchangeable shares and/or BAM shares, respectively, in the future, including in lieu of incurring indebtedness, which may dilute holders of their equity securities. BAM Re and/or Brookfield Asset Management may also issue securities that have rights and privileges that are more favorable than the rights and privileges accorded to their equity holders.

Subject to the terms of any of BAM Re securities then outstanding, BAM Re may issue additional securities, including class A exchangeable shares, class B shares of BAM Re (“BAM Re class B shares”), class C shares of BAM Re (“BAM Re class C shares”), preference shares, options, rights and warrants for any purpose and for such consideration and on such terms and conditions as BAM Re’s board of directors may determine. Subject to the terms of any of BAM Re securities then outstanding, BAM Re’s board of directors will be able to determine the class, designations, preferences, rights, powers and duties of any additional securities, including any rights to share in BAM Re’s profits, losses and dividends, any rights to receive BAM Re’s assets upon its dissolution or liquidation and any redemption, conversion and exchange rights. Subject to the terms of any of BAM Re securities then outstanding, BAM Re’s board of directors may use such authority to issue such additional securities, which would dilute holders of such securities, or to issue securities with rights and privileges that are more favorable than those of the class A exchangeable shares.

Similarly, subject to the terms of any securities then outstanding, Brookfield Asset Management’s board of directors may issue additional securities, including BAM shares, preference shares, options, rights, warrants and appreciation rights relating to Brookfield Asset Management securities for any purpose and for such consideration and on such terms and conditions as Brookfield Asset Management’s board of directors may determine. Subject to the terms of any securities then outstanding, Brookfield Asset Management’s board of directors will be able to determine the class, designations, preferences, rights, powers and duties of any additional securities, including any rights to share in Brookfield Asset Management’s profits, losses and dividends, any rights to receive Brookfield Asset Management’s assets upon its dissolution or liquidation and any redemption, conversion and exchange rights. Subject to the terms of any securities then outstanding, Brookfield Asset Management’s board of directors may use such authority to issue such additional securities, which would dilute holders of such securities, or to issue securities with rights and privileges that are more favorable than those of the BAM shares.

The sale or issuance of a substantial number of class A exchangeable shares, BAM shares or other securities of BAM Re or Brookfield Asset Management in the public markets, or the perception that such sales or issuances could occur, could depress the market price of BAM shares and impair Brookfield Asset Management’s ability to raise capital through the sale of additional BAM shares. We cannot predict the effect that future sales or issuances of class A exchangeable shares, BAM shares or other securities would have on the market price of the BAM shares. Subject to the terms of any of our securities then outstanding, holders of BAM shares will not have any pre-emptive right or any right to consent to or otherwise approve the issuance of any securities or the terms on which any such securities may be issued.

USE OF PROCEEDS

None of Brookfield Asset Management nor BAM Re will receive any cash proceeds from the issuance or delivery of any BAM shares upon exchange, redemption or acquisition, as applicable, of class A exchangeable shares pursuant to this prospectus. See “Exchange of Class A Exchangeable Shares for BAM Shares” below.

CAPITALIZATION

The following table sets forth the consolidated capitalization of Brookfield Asset Management as at March 31, 2021 on an actual basis and on a pro forma basis to give effect to (i) the special dividend, (ii) the issuance of 2.724% notes due April 15, 2031 by Brookfield Finance Inc., a subsidiary of Brookfield Asset Management and (iii) the redemption in May 2021 of C$600 million principal amount of 4.54% notes due March 31, 2023 issued by Brookfield Asset Management. The table below should be read together with the detailed information and financial statements of Brookfield Asset Management incorporated by reference in this prospectus, including the financial statements of Brookfield Asset Management contained in its Annual Report on Form 40-F and quarterly report on Form 6-K.

	As at March 31, 2021
	Actual	As Adjusted
	($ amounts in millions)
Corporate borrowings	$9,102	$9,124
Non-recourse borrowings of managed entities
Property-specific borrowings	130,043	130,043
Subsidiary borrowings	9,444	9,444
Accounts payable and other	48,862	48,862
Liabilities associated with assets classified as held for sale	2,728	2,728
Deferred income tax liabilities	15,263	15,263
Subsidiary equity obligations	3,647	3,647
Equity
Non-controlling interests	88,836	88,836
Preferred equity	4,145	4,145
Common equity	32,953	32,450

Total capitalization	$345,023	$344,542

EXCHANGES OF CLASS A EXCHANGEABLE SHARES FOR BAM SHARES

The exchange rights relating to the class A exchangeable shares are set forth in the memorandum of association and bye-laws of BAM Re, and the Rights Agreement, which will be effective on or prior to the consummation of the special dividend, and are filed as exhibits to the registration statement of which this prospectus forms a part. Upon exchange, holders of class A exchangeable shares will receive, with respect to each exchanged share, either (i) one BAM share or (ii) cash in an amount equivalent to the market value of one BAM share, in each case as described in further detail below.

Exchange Rights

At any time after the dividend date and before the 15th business day prior to the date of any redemption, holders of class A exchangeable shares shall have the right to exchange all or a portion of their class A exchangeable shares with Brookfield Asset Management for one BAM share per class A exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by BAM Re or Brookfield Asset Management as described below in “—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one BAM share on the date that the request for exchange is received by BAM Re’s transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid distributions, if any (the form of payment to be determined at the sole election of Brookfield Asset Management), subject to certain limitations described below if Brookfield Asset Management is unable to maintain an effective registration statement. If you hold class A exchangeable shares through a broker, please contact your broker to request an exchange on your behalf. If you are a registered holder of class A exchangeable shares, please contact the transfer agent and follow the process described below.

Pursuant to the Rights Agreement, Brookfield Asset Management has agreed it will satisfy, or cause to be satisfied, any request made pursuant to BAM Re’s memorandum of association or bye-laws to exchange such class A exchangeable shares for BAM shares or its cash equivalent, plus unpaid distributions. See “Exchange of Class A Exchangeable Shares for BAM Shares—Rights Agreement” below. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of BAM shares rather than cash.

The obligation to satisfy a request for exchange is the obligation of Brookfield Asset Management, and BAM Re has no obligation to deliver BAM shares or cash, to deliver any unpaid distributions, or to cause Brookfield Asset Management to do so.

Each holder of class A exchangeable shares who wishes to exchange one or more of his or her class A exchangeable shares with Brookfield Asset Management for BAM shares or its cash equivalent is required to complete and deliver a notice of exchange in the form available from BAM Re’s transfer agent. Upon receipt of a notice of exchange, Brookfield Asset Management shall, within ten (10) business days after the date that the notice of exchange is received by BAM Re’s transfer agent (the “specified exchange date”) deliver to the tendering holder of class A exchangeable shares, in accordance with instructions set forth in the notice of exchange, one BAM share per class A exchangeable share held (subject to adjustments in the event of certain capital events by BAM Re or Brookfield Asset Management as described below in “—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one BAM share on the date that the request for exchange is received by BAM Re’s transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid distributions, if any (the form of payment to be determined at the sole election of Brookfield Asset Management). Notwithstanding the foregoing, for so long as there is not an effective registration statement with respect to the delivery of BAM shares in connection with the exchange right, Brookfield Asset Management will not be able to effect exchanges for BAM shares and will not be required to effect exchanges for cash that would result in the payment of an amount in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period; provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period. Upon completion of the exchange of any class A exchangeable shares as described herein, the holder of class A exchangeable shares who has exchanged their class A exchangeable shares will have no further right, with respect to any class A exchangeable shares so exchanged, to receive any distributions on class A exchangeable shares on or after the date on which such class A exchangeable shares are exchanged. For greater certainty, a tendering holder will, despite a notice of exchange being delivered, be entitled to receive any distributions on class A exchangeable shares that have a record date or otherwise accrued prior to the date on which such notice of exchange is received.

Subject to the limitations on exchange as described above, in the event that a tendering holder of class A exchangeable shares has not received the number of BAM shares or its cash equivalent (the form of payment to be determined by Brookfield Asset Management in its sole discretion) in satisfaction of the tendered class A exchangeable shares on or prior to the specified exchange date, then, pursuant to the Rights Agreement, the holder of the subject class A exchangeable shares or the rights agent, on behalf of the holder of the subject class A exchangeable shares, will have the right to institute and maintain any suit, action or proceeding against Brookfield Asset Management to enforce the obligations of Brookfield Asset Management to exchange the class A exchangeable shares for BAM shares (or their cash equivalent) plus unpaid distributions. See “Exchange of Class A Exchangeable Shares for BAM Shares—Rights Agreement” below for more information on the Rights Agreement.

No Fractional Shares

No fractional BAM shares will be issued or delivered upon exchange of class A exchangeable shares. In lieu of any fractional BAM shares to which the tendering holder of class A exchangeable shares would otherwise be entitled at Brookfield Asset Management’s election, Brookfield Asset Management will pay an amount in cash equal to the BAM share value on the trading day immediately preceding the exchange date multiplied by such fraction of a BAM share.

Adjustments to Reflect Certain Capital Events

The exchange factor (which initially shall be one) is subject to adjustment in accordance with BAM Re’s memorandum of association or bye-laws to reflect certain capital events, including (i) if Brookfield Asset Management declares or pays a dividend to its shareholders consisting wholly or partly of BAM shares or if BAM Re declares or pays a distribution to BAM Re’s shareholders consisting wholly or partly of class A exchangeable shares, in each case, without a corresponding dividend or distribution, as applicable, being paid by the other entity; (ii) if Brookfield Asset Management or BAM Re splits, subdivides, reverse-splits or combines its outstanding BAM shares or class A exchangeable shares, as applicable, without a corresponding event occurring at the other entity; (iii) if Brookfield Asset Management or BAM Re distributes any rights, options or warrants to all or substantially all holders of its BAM shares or class A exchangeable shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire BAM Shares or class A exchangeable shares (or other securities or rights convertible into, exchangeable for or exercisable for BAM shares or class A exchangeable shares), as applicable, without a corresponding distribution of comparable rights, options or warrants by the other entity; (iv) if Brookfield Asset Management effects a spin-off, unless a corresponding event (or a distribution/equivalent compensation) occurs at BAM Re in respect of class A exchangeable shares; (v) if Brookfield Asset Management distributes to all or substantially all holders of BAM shares evidences of its indebtedness or assets (including securities), or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities but excluding all distributions where a comparable distribution (or the cash equivalent) is made by BAM Re; or (vi) if Brookfield Asset Management or one of its subsidiaries makes a payment in respect of a tender or exchange offer for BAM shares (but excluding for all purposes any exchange or tender offer to exchange BAM shares for class A exchangeable shares or any other security economically equivalent to BAM shares), to the extent that the cash and value of any other consideration included in the payment per BAM share exceeds certain thresholds.

Redemption

BAM Re’s board of directors will have the right, subject to the prior written consent of Brookfield Asset Management, as the sole holder of BAM Re class C shares, and upon sixty (60) days’ prior written notice to holders of class A exchangeable shares, to redeem all of the then outstanding class A exchangeable shares at any time and for any reason, in its sole discretion and subject to applicable law, including without limitation following the occurrence of any of the following redemption events: (i) the total number of class A exchangeable shares outstanding decreases by 50% or more over any six-month period; (ii) the daily market value of the class A exchangeable shares (based on the closing price on the NYSE on each trading day) (A) is less than $250 million for more than six consecutive months or (B) decreases by 50% or more from its high over any three-month period; (iii) a person acquires 90% of the BAM shares in a take-over bid (as defined by applicable securities law); (iv) shareholders of Brookfield Asset Management approve an acquisition of Brookfield Asset Management by way of arrangement, amalgamation or similar transaction; (v) shareholders of Brookfield Asset Management approve a restructuring or other reorganization of Brookfield Asset Management or a liquidation, insolvency or winding-up of Brookfield Asset Management is pending; (vi) there is a pending sale of all or substantially all of Brookfield Asset Management’s assets; (vii) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of BAM Re and its shareholders, that may result in adverse tax consequences for BAM Re or its shareholders; or (viii) BAM Re’s board of directors, in its sole discretion, concludes that the holders of class A exchangeable shares are adversely impacted by a fact, change or other circumstance relating to BAM Re. For greater certainty, shareholders do not have the ability to vote on such redemption and the decision of the BAM Re board of directors to redeem all of the then outstanding class A exchangeable shares will be final.

Upon any such redemption event, the holders of class A exchangeable shares shall be entitled to receive pursuant to such redemption one BAM share per class A exchangeable share held (subject to adjustment in the event of certain capital events by BAM Re or Brookfield Asset Management as described above in “Exchange of Class A Exchangeable Shares for BAM Shares—Exchange Rights—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one BAM share on the trading day immediately preceding the announcement of such redemption plus all unpaid distributions, if any (the form of payment to be determined at the election of BAM Re).

Notwithstanding the foregoing, upon any redemption event, Brookfield Asset Management may elect to acquire all of the outstanding class A exchangeable shares in exchange for one BAM share per class A exchangeable share held (subject to adjustment in the event of certain capital events by BAM Re or Brookfield Asset Management as described above in “Exchange of Class A Exchangeable Shares for BAM Shares—Exchange Rights—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one BAM share on the trading day immediately preceding the announcement of such redemption plus all unpaid distributions, if any (the form of payment to be determined at the election of Brookfield Asset Management). Shareholders are not entitled to vote on Brookfield Asset Management’s exercise of the overriding call right described in the preceding sentences.

Liquidation

Brookfield Asset Management, as the sole holder of BAM Re class C shares, will have the right, subject to applicable law, to require BAM Re to commence a liquidation of the company following the occurrence of any of the following events: (i) the total number of class A exchangeable shares outstanding decreases by 50% or more over any six-month period; (ii) the daily market value of the class A exchangeable shares (based on the closing price on each trading day) (A) is less than $250 million for more than six consecutive months or (B) decreases by 50% or more from its high over any three-month period; (iii) a person acquires 90% of the BAM shares in a take-over bid (as defined by applicable securities law); (iv) the shareholders of Brookfield Asset Management approve a sale of all or substantially all of the assets of Brookfield Asset Management or an acquisition of Brookfield Asset Management by way of arrangement, amalgamation or similar transaction; (v) the shareholders of Brookfield Asset Management approve a restructuring or other reorganization of Brookfield Asset Management or the liquidation, dissolution or winding up of Brookfield Asset Management, or any other distribution of Brookfield Asset Management’s assets among its shareholders for the purpose of winding up its affairs, is pending; (vi) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of BAM Re and its shareholders, that may result in adverse tax consequences for BAM Re or its shareholders; (vii) the holder of BAM Re class C shares, in good faith, concludes that it is materially adversely impacted by an external fact unrelated to BAM Re, a change, or other circumstance relating to BAM Re or Brookfield that was not known to it on the effective date of the special dividend; or (viii) on any day during the months of January and June commencing in 2022 and every year thereafter, more than 20% of the total number of the class A exchangeable shares outstanding are controlled by one person or group of persons acting jointly or in concert within the meaning of applicable securities laws; provided that, in the case of all circumstances other than (ii), the circumstance cannot be cured within a period of 30 days. The foregoing right will only be exercisable following the expiration of such cure period (or in the case of (ii), following the occurrence of the event) and shall expire (A) in the case of all circumstances other than (viii), on the 90th day thereafter, (B) in the case of (viii), on the 60th day thereafter and (C) in the case of (viii), the right will only be exercisable in the event that more than 20% of the total number of class A exchangeable shares outstanding are controlled by one person or group of persons acting jointly and in concert within the meaning of applicable securities laws at the time such right is exercised. For greater certainty, no consent or resolution of the class A exchangeable shares, BAM Re class B shares, or any other class of shares of BAM Re will be required in connection with the commencement of such liquidation by the holder of the BAM Re class C shares.

Upon any liquidation, dissolution or winding up of BAM Re or any other distribution of BAM Re’s assets among its shareholders for the purpose of winding up its affairs, including whether substantially concurrent with the liquidation, dissolution or winding up of Brookfield Asset Management or any other distribution of Brookfield Asset Management’s assets among its shareholders for the purpose of winding up its affairs, and subject to the prior rights of holders of all classes and series of senior preferred shares of BAM Re and any other class of securities of BAM Re ranking in priority or ratably with the class A exchangeable shares and after the payment in full of any unpaid distributions, the holders of class A exchangeable shares shall be entitled to one BAM share per class A exchangeable share held (subject to adjustment in the event of certain capital events by BAM Re or Brookfield Asset Management as described above in “Exchange of Class A Exchangeable Shares for BAM Shares—Exchange Rights—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one BAM share on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of BAM Re). If, upon any such liquidation, dissolution or winding up, the assets of BAM Re are insufficient to make such payment in full, then the assets of BAM Re will be distributed among the holders of class A exchangeable shares and BAM Re class B shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.

Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of BAM Re, Brookfield Asset Management may elect to acquire all but not less than all of the outstanding class A exchangeable shares for one BAM share per class A exchangeable share held (subject to adjustment in the event of certain capital events by BAM Re or Brookfield Asset Management as described above in “Exchange of Class A Exchangeable Shares for BAM Shares—Exchange Rights—Adjustments to Reflect Certain Capital Events”) plus all unpaid distributions, if any. The acquisition by Brookfield Asset Management of all the outstanding class A exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of BAM Re. Shareholders are not entitled to vote on Brookfield Asset Management’s exercise of the overriding call right described in the preceding sentences.

Rights Agreement

Brookfield Asset Management and BAM Re will enter into a rights agreement (the “Rights Agreement”) with Wilmington Trust N.A. (the “rights agent”) pursuant to which Brookfield Asset Management will agree that Brookfield Asset Management will satisfy, or will cause to be satisfied, the obligations pursuant to BAM Re’s memorandum of association and bye-laws to exchange class A exchangeable shares for BAM shares (or their cash equivalent) plus unpaid distributions. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of BAM shares rather than cash. The form of Rights Agreement is incorporated by reference herein and will be available electronically on EDGAR on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com.

The Rights Agent and the Exchange Right

The rights agent will agree to act as the rights agent for the holders, as a class and not individually, of the class A exchangeable shares. Pursuant to and subject to the terms and conditions set forth in BAM Re’s memorandum of association and bye-laws and the Rights Agreement, holders of class A exchangeable shares may request to exchange all or a portion of their class A exchangeable shares with Brookfield Asset Management for one BAM share per class A exchangeable share held (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management) plus unpaid distributions, if any. See “Exchange of Class A Exchangeable Shares for BAM Shares—Exchange Rights.”

Upon receipt of a notice of exchange, Brookfield Asset Management will, within ten (10) business days after the date that the notice of exchange is received by BAM Re’s transfer agent (the “specified exchange date”) deliver or cause to be delivered to the tendering holder of class A exchangeable shares, such BAM shares or cash amount. Pursuant to the Rights Agreement, Brookfield Asset Management will agree to satisfy, or cause to be satisfied, the obligations pursuant to BAM Re’s memorandum of association and bye-laws to exchange such subject class A exchangeable shares for BAM shares (or the cash amount) plus unpaid distributions.

However, for so long as there is not an effective registration statement with respect to the delivery of BAM shares in connection with the exchange right, Brookfield Asset Management will not be able to effect exchanges for BAM shares and will not be required to effect exchanges for cash that would result in the payment of an amount in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period; provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period. As a result, in these circumstances, holders of class A exchangeable shares may experience a delay in receiving cash on exercise of the exchange right.

The exchange right is a part of the terms of the class A exchangeable shares and may not be evidenced, transferred or assigned separate or apart from the class A exchangeable shares. The obligations of the rights agent under the Rights Agreement, which the holders of the class A exchangeable shareholders shall have a right to enforce, will become effective on the dividend date.

Satisfaction of Exchange Right

BAM Re’s memorandum of association and bye-laws provide that BAM Re is required to deliver a notice (“company notice”) to the rights agent and Brookfield Asset Management on receipt of any notice of exchange. The company notice must set forth the identity of the tendering holder of class A exchangeable shares, the share amount and the cash amount for such subject class A exchangeable shares and any necessary wire transfer or other delivery instructions. The Rights Agreement provides that, following receipt of the company notice, Brookfield Asset Management will deliver, or caused to be delivered, on or prior to the applicable specified exchange date with respect to any tendered class A exchangeable shares, the share amount or the cash amount.

Subject to the limitations described herein, if Brookfield Asset Management has failed to deliver, or failed to cause to be delivered, the share amount or cash amount on or prior to the specified exchange date, the holder of the subject class A exchangeable shares or the rights agent, on behalf of the holder of the subject class A exchangeable shares, without the consent of any holder of class A exchangeable shares, shall have the right pursuant to the Rights Agreement to institute and maintain any suit, action or proceeding against Brookfield

Asset Management in any court of competent jurisdiction to enforce, or otherwise act in respect of, the obligations of Brookfield Asset Management to exchange the class A exchangeable shares for BAM shares (or their cash equivalent) plus unpaid distributions. The rights agent may engage one or more co-agents in connection with instituting or maintaining any such action.

Receipt of Subject Class A Exchangeable Shares; Withholding

Holders of subject class A exchangeable shares will deliver such class A exchangeable shares free and clear of all liens, claims and encumbrances, and should any such liens, claims and encumbrances exist with respect to such subject class A exchangeable shares, the holder of such subject class A exchangeable shares will not be entitled to exercise its exchange rights with respect to such shares. Each holder of subject class A exchangeable shares will pay to Brookfield Asset Management the amount of any tax withholding due upon the exchange of such shares and, in the event Brookfield Asset Management elects to acquire some or all of the subject class A exchangeable shares in exchange for the cash amount, will authorize Brookfield Asset Management to retain a portion of the cash amount to satisfy tax withholding obligations. If Brookfield Asset Management elects to acquire some or all of the subject class A exchangeable shares in exchange for the share amount, Brookfield Asset Management may elect to either satisfy the amount of any tax withholding by retaining BAM shares with a fair market value equal to the amount of such obligation, or satisfy such tax withholding obligation using amounts paid by Brookfield Asset Management, which amounts will be treated as a loan by Brookfield Asset Management to the holder of the subject class A exchangeable shares, in each case, unless the holder, at the holder’s election, has made arrangements to pay the amount of any such tax withholding.

BAM Shares Record Date

Each former holder of subject class A exchangeable shares who receives the share amount will be deemed to have become the owner of the BAM shares as of the date upon which such subject class A exchangeable shares are duly surrendered.

Termination or Amendment

The Rights Agreement will have a perpetual term and will terminate automatically on the earlier of such time as (i) no class A exchangeable shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire class A exchangeable shares) are held by any person other than Brookfield and (ii) an amendment to the terms of the class A exchangeable shares that eliminates the right of the holders to exchange the class A exchangeable shares for BAM shares or its cash equivalent (plus unpaid distributions).

Brookfield Asset Management may not materially amend, modify, or alter the Rights Agreement or repeal, terminate or waive any rights under the Rights Agreement, without approval by (a) the holders of the class A exchangeable shares not held by Brookfield and the holders of the BAM Re class B shares, each voting as a class (with an approval threshold of a majority of the votes cast by each class) and (b) the board of directors of Brookfield Asset Management.

DESCRIPTION OF BROOKFIELD ASSET MANAGEMENT’S CAPITAL STRUCTURE

Brookfield Asset Management’s authorized share capital consists of an unlimited number of preference shares designated as Class A Preference Shares (the “BAM Preference Shares”), issuable in series, an unlimited number of preference shares designated as Class AA Preference Shares, issuable in series, an unlimited number of BAM shares, and 85,120 Class B Limited Voting Shares (“BAM class B shares”). As of May 14, 2021, Brookfield Asset Management had 10,457,685 Class A Preference Shares, Series 2; 3,995,910 Class A Preference Shares, Series 4; 2,476,185 Class A Preference Shares, Series 8; 5,515,981 Class A Preference Shares, Series 9; 9,640,096 Class A Preference Shares, Series 13; 7,840,204 Class A Preference Shares, Series 17; 7,866,749 Class A Preference Shares, Series 18; 9,278,894 Class A Preference Shares, Series 24; 1,529,133 Class A Preference Shares, Series 25; 9,770,928 Class A Preference Shares, Series 26; 9,233,927 Class A Preference Shares, Series 28; 9,787,090 Class A Preference Shares, Series 30; 11,750,299 Class A Preference Shares, Series 32; 9,876,735 Class A Preference Shares, Series 34; 7,842,909 Class A Preference Shares, Series 36; 7,830,091 Class A Preference Shares, Series 37; 7,906,132 Class A Preference Shares, Series 38; 11,841,025 Class A Preference Shares, Series 40; 11,887,500 Class A Preference Shares, Series 42; 9,831,929 Class A Preference Shares, Series 44; 11,740,797 Class A Preference Shares, Series 46; 11,885,972 Class A Preference Shares, Series 48; 1,577,518,146 BAM shares; and 85,120 BAM class B shares issued and outstanding.

Description of the BAM Shares

As of May 14, 2021, there were 1,577,518,146 BAM shares outstanding. The following description sets forth certain general terms and provisions of the BAM shares.

Dividend Rights and Rights Upon Dissolution or Winding-Up

The BAM shares rank on parity with the BAM class B shares and rank after the BAM Preference Shares, the Class AA Preference Shares and any other senior-ranking shares outstanding from time to time with respect to the payment of dividends (if, as and when declared by Brookfield Asset Management’s board of directors) and return of capital on the liquidation, dissolution or winding-up of Brookfield Asset Management or any other distribution of the assets of Brookfield Asset Management among its shareholders for the purpose of winding up its affairs.

Voting Rights

Except as set out below under “—Election of Directors”, each holder of a BAM share and BAM class B shares is entitled to notice of, and to attend and vote at, all meetings of Brookfield Asset Management’s shareholders (except meetings at which only holders of another specified class or series of shares are entitled to vote) and is entitled to cast one vote per share held. Subject to applicable law and in addition to any other required shareholder approvals, all matters approved by shareholders (other than the election of directors), must be approved by: (i) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of BAM shares who vote in respect of the resolution or special resolution, as the case may be, and (ii) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of BAM class B shares who vote in respect of the resolution or special resolution, as the case may be.

Election of Directors

In the election of directors, holders of BAM shares, together, in certain circumstances, with the holders of certain series of BAM Preference Shares, are entitled to elect one-half of the board of directors of Brookfield Asset Management, provided that if the holders of BAM Preference Shares, Series 2 become entitled to elect two or three directors, as the case may be, the numbers of directors to be elected by holders of BAM shares, together, in certain circumstances with the holders of BAM Preference Shares, shall be reduced by the number of directors to be elected by holders of BAM Preference Shares, Series 2. Holders of BAM class B shares are entitled to elect the other one-half of the board of directors of Brookfield Asset Management.

Each holder of BAM shares has the right to cast a number of votes equal to the number of BAM shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder of BAM shares in the election of directors. A holder of BAM shares may cast all such votes in favor of one candidate or distribute such votes among its candidates in any manner the holder of BAM shares sees fit. Where a holder of BAM shares has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder of BAM shares will be deemed to have divided the holder’s votes equally among the candidates for whom the holder of BAM shares voted.

Description of the BAM Preference Shares

The following description sets forth certain general terms and provisions of the BAM Preference Shares.

Series

The BAM Preference Shares may be issued from time to time in one or more series. The Brookfield Asset Management’s board of directors will fix the number of shares in each series and the provisions attached to each series before issue.

Priority

The BAM Preference Shares rank senior to the Class AA Preference Shares, the BAM shares, the BAM class B shares and other shares ranking junior to the BAM Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of Brookfield Asset Management, whether voluntary or involuntary, or in the event of any other distribution of assets of the Brookfield Asset Management among its shareholders for the purpose of winding-up its affairs. Each series of BAM Preference Shares ranks on a parity with every other series of BAM Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of Brookfield Asset Management, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

Shareholder Approvals

Brookfield Asset Management shall not delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the BAM Preference Shares as a class or create preference shares ranking in priority to or on parity with the BAM Preference Shares except by special resolution passed by at least 66 2/3% of the votes cast at a meeting of the holders of the BAM Preference Shares duly called for that purpose, in accordance with the provisions of the articles of Brookfield Asset Management. Each holder of BAM Preference Shares entitled to vote at a class meeting of holders of BAM Preference Shares, or at a joint meeting of the holders of two or more series of BAM Preference Shares, has one vote in respect of each C$25.00 of the issue price of each BAM Preference Share held by such holder.

COMPARISON OF THE OBCA AND THE BERMUDA ACT

The rights of holders of BAM Shares, are governed by the OBCA and Brookfield Asset Management’s articles of amalgamation and by-laws. Holders of BAM Shares receiving class A exchangeable shares on the dividend date will become shareholders of BAM Re, which is governed by Bermuda law, its memorandum of association and bye-laws.

The following comparison is a summary of certain material differences between the rights of holders of class A exchangeable shares and holders of the BAM shares under the governing documents of BAM Re and Brookfield Asset Management, respectively, and the applicable laws noted above. The following summary is qualified in its entirety by reference to the relevant provisions of (i) the Bermuda Act, (ii) the OBCA, (iii) BAM Re’s memorandum of association and bye-laws, and (iv) the articles and by-laws of Brookfield Asset Management.

This section does not include a complete description of all of the differences between the rights of holders of class A exchangeable shares and holders of the BAM shares, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Bermuda law and Ontario law, as well as the governing documents of each of BAM Re and Brookfield Asset Management, each as amended, restated, supplemented or otherwise modified from time to time, copies of which are available, without charge, to any person by following the instructions listed under “Where You Can Find More Information”.

Charter Documents

Under the OBCA, a corporation’s charter documents consist of “articles of incorporation”, which set forth the name of the corporation and the amount and type of authorized capital, and the “by-laws”, which govern the management of the corporation.

Under the Bermuda Act, the charter documents consist of a “memorandum of association”, which sets forth, among other things, the name of the company and the amount and type of authorized share capital, and “bye-laws”, which govern the management of the company.

Shareholder Resolution Approvals

Under the OBCA, the vote of shareholders required to pass a resolution is typically a majority or two-thirds of the votes cast on the resolution, depending upon the action being voted upon. A “special resolution” is a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution, or that is signed by all the shareholders entitled to vote on that resolution. Matters requiring approval by special resolution include most amendments to the articles, approval of an amalgamation agreement, authorizing continuance in another jurisdiction, authorizing the sale, lease or exchange of all or substantially all of the corporation’s assets except in the ordinary course of business, authorizing the voluntary liquidation and dissolution of the corporation, authorizing a reduction of stated capital in certain cases, and authorizing approval of additions to the stated capital. Matters requiring approval by a majority of the votes cast include confirmation, rejection or amendment of by-laws, and removal of directors. Only a single vote in favor is required to vote for the election of directors or auditors in an uncontested situation (but subject to the terms of any majority voting policy in respect of director elections).

Under the Bermuda Act, in addition to the election of directors, the approval of the shareholders of a company is required for, among other things, the following matters: (i) discontinuance of a company out of Bermuda to another jurisdiction; (ii) appointment of the auditor; (iii) alteration of the memorandum of association and bye-laws; (iv) an increase or reduction of capital; (v) removal of directors; and (vi) voluntary winding up or dissolution. Generally, the vote of shareholders required to pass resolutions approving matters is a simple majority of votes cast at a meeting (or such other percentage vote as is specified in the bye-laws). However, a narrow set of other matters require higher majorities under the Bermuda Act including loans to directors and statutory schemes of arrangements. Further, there are circumstances under the Bermuda Act where shareholders are permitted to vote, whether or not their shares carry the right to vote, such as the alteration of the rights attached to their class of shares, amalgamations or mergers.

BAM Re’s bye-laws provide that any alteration of its memorandum of association and bye-laws, including any variation in the terms attached to any class of shares, or an amalgamation or merger (other than with a wholly-owned subsidiary) is subject to the approval by a majority of the votes cast on the resolution (instead of two-thirds as would generally be required under the OBCA). BAM Re’s bye-laws further provide that, Brookfield Asset Management, as the sole holder of BAM Re’s class C shares, is entitled to consent to resolutions relating to a number of fundamental matters and will have the right, subject to applicable law, to require BAM Re to commence a members’ voluntary liquidation of BAM Re following the occurrence of certain events. For greater certainty, no consent or resolution of the class A exchangeable shares, BAM Re class B shares, or any other class of shares will be required in connection with the commencement of such members’ voluntary liquidation by the holder of the class C shares of BAM Re.

Under BAM Re’s bye-laws, in addition to the approval by the board of directors, and consistent with Brookfield Asset Management, any matter requiring the approval of holders of shares (excluding those matters that only require approval of BAM Re’s class C shareholder) must be approved by a majority or, where a higher threshold is specified under applicable law, the higher percentage of the votes cast by holders of the class A exchangeable shares who vote in respect of the resolution; and by a majority or, where a higher threshold is specified under applicable law, the higher percentage of the votes cast by holders of BAM Re class B shares who vote in respect of the resolution.

Further, like Brookfield Asset Management, with respect to the election of directors, BAM Re’s bye-laws will provide for cumulative voting and BAM Re intends to adopt a majority voting policy consistent with TSX requirements. See “—Cumulative Voting” below.

Annulment of Amendments to Charter Documents

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment to the memorandum of association adopted by shareholders at any general meeting. Upon such application, the alteration may only take effect when, and insofar as, it is confirmed by the Bermuda court. The Bermuda court may annul or confirm the amendment in question, either wholly or in part, and on such terms and conditions as it thinks fit. An application for an annulment of an amendment to the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No such application may be made by shareholders voting in favor of the amendment or those who have given the company a statement recognizing receipt of notice and consenting to the amendment in writing. Furthermore, no application may be made in respect of an amendment that alters or reduces a company’s share capital.

Shareholder Rights to Requisition Meetings

The OBCA permits the holders of not less than 5% of the issued shares of a corporation that carry the right to vote to require the directors to call and hold a meeting of the shareholders of the corporation for the purposes stated in the requisition. Subject to certain exceptions, if the directors fail to provide notice of a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting.

Under the Bermuda Act, holders of not less than one-tenth of the paid-up capital of the company that carry the right to vote can require the directors to convene a special general meeting of the company for the purposes stated in the requisition. If the directors do not within 21 days of the date of deposit of the requisition proceed duly to convene a meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting, but any meeting so convened shall not be held after the expiration of three months.

Shareholder Proposals

Under the OBCA, a registered or beneficial shareholder entitled to vote at a meeting of shareholders may submit to a notice of any proposal to be raised at the meeting. If the corporation solicits proxies in connection with the meeting, the corporation shall set out the proposal in the management information circular for the meeting; provided that, among other things: (i) it is submitted at least 60 days before the anniversary of the date of the previous annual meeting, or, if the matter is proposed to be raised at a meeting other than the annual meeting, the date of a meeting other than the annual meeting; (ii) it has not been submitted in the last five years and did not obtain the required level of support; (iii) the person submitting the proposal is the registered or beneficial owner of shares that are entitled to be voted at a meeting of shareholders; and (iv) the right to submit a proposal is not being abused to enforce a personal claim or redress a personal grievance against the corporation or its directors, officers or securityholders. A proposal may include nominations for the election of directors if it is signed by holders of not less than 5% of the shares or 5% of the shares of a class or series of shares of the corporation entitled to vote at the meeting.

As noted above, under the Bermuda Act, shareholders holding not less than one-tenth of the paid-up capital of the company carrying the right of voting at general meetings of the company may requisition a special meeting of shareholders. In addition, a company must give to its shareholders entitled to receive notice of the next annual general meeting notice of any resolutions which may be moved at that meeting (including the removal and appointment of directors), and must circulate to shareholders entitled to have notice of any general meeting any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting. The number of shareholders necessary for this latter requisition is either: (i) any number of registered shareholders representing not less than one-twentieth (or 5%) of the total voting rights of all the shareholders having at the date of the requisition a right to vote at the meeting to which the requisition relates, or (ii) not less than one hundred shareholders.

Shareholder Action by Written Consent

Under the OBCA, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

Under the Bermuda Act and BAM Re’s bye-laws, any action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing. Such a written resolution may be validly passed, if consented to in writing by shareholders holding shares to which are attached such majority of the votes as would be required if the resolution had been voted on at a meeting of the shareholders.

Inspection Rights

Under the OBCA, a shareholder of a corporation and the shareholder’s agents and legal representatives have the right to inspect copies of the following during the usual business hours of the corporation, free of charge: (i) the articles and the by-laws and all amendments thereto, and a copy of any unanimous shareholder agreement known to the directors; (ii) minutes of meetings and resolutions of shareholders; (iii) a register of directors which sets out the names and residence addresses, while directors, including the street and number, if any, of all persons who are or have been directors of the corporation with the dates on which each became or ceased to be a director; (iv) a securities register; and (v) a register of ownership interests in land in Ontario. A shareholder has the right to obtain, free of charge, one copy of the articles, by-laws and unanimous shareholders’ agreement of a corporation, including amendments. Applicants who are shareholders of an OBCA corporation, their agents and legal representatives and, where the corporation is an offering corporation, any other person, may require the corporation to furnish a registered shareholder list to the applicant upon payment of a reasonable fee and delivery of a statutory declaration as to the name and address of the applicant and to the effect that such list will not be used except in connection with an effort to influence voting by shareholders of the corporation, an offer to acquire shares of the corporation or any other matter relating to the affairs of the corporation. In addition, under the OBCA, a securityholder of a corporation may apply to the Superior Court of Justice of Ontario for an order directing that an investigation be made of a corporation or of any affiliated corporation.

Under the Bermuda Act, a shareholder of a company may request in writing to inspect during normal business hours the share register and the register of directors and officers of the company, minutes of general shareholder meetings of the company and to receive copies of the same. Upon refusal of the request, the shareholder may apply to the Supreme Court of Bermuda for an order allowing inspection. The share register and register of directors and officers are open for inspection by members of the public. As provided under the Bermuda Act, a company may keep one or more overseas or branch registers in any place which may also be open for inspection by members of the public. The Bermuda Act provides that any member of the public may request a copy of the company’s shareholder register, or of any part thereof, on payment of a prescribed nominal fee.

Dividends and Repurchases of Shares

Under the OBCA, the directors may declare, and the corporation may pay a dividend by issuing fully paid shares of the corporation and, subject to the solvency test described in the following sentence, a corporation may pay a dividend in money or property. The directors are prohibited from declaring and the corporation is prohibited from paying a dividend if there are reasonable grounds for believing that the corporation is or, after the payment would be, unable to pay its liabilities as they become due, or if the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes. The OBCA also permits a corporation, subject to its articles, to purchase or otherwise acquire any of its issued shares, provided that no payment to purchase or otherwise acquire shares issued by it may be made unless the solvency test described above is satisfied at the time of, and after, such payment. Shares repurchased by an OBCA corporation are generally cancelled.

Under the Bermuda Act, subject to any limitations or provisions to the contrary in the memorandum of association and bye-laws of a company, a company may, by resolution of directors, declare and pay dividends in money, shares or other property. A company must not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the company’s assets would thereby be less than its liabilities.

Under the OBCA, a corporation may, subject to its articles and to the solvency test mentioned below, purchase or redeem any redeemable shares issued by it at prices not exceeding the redemption price thereof stated in the articles or calculated according to a formula stated in the articles. However, a corporation may not make any payment to purchase or redeem any redeemable shares issued by it if there are reasonable grounds for believing that the corporation is or, after the payment, would be unable to pay its liabilities as they become due, or after the payment, the realizable value of the corporation’s assets would be less than the aggregate of its liabilities and the amount that would be required to pay the holders of shares who have a right to be paid, on a redemption or in a liquidation, ratably with or before the holders of the shares to be purchased or redeemed, to the extent that the amount has not been included in its liabilities.

Under the Bermuda Act, a company may only redeem its shares if permitted to do so by its memorandum of association and bye-laws, and if a solvency test similar to the test applicable under the OBCA is satisfied.

Authority to Issue Shares

The OBCA requires that any maximum number of shares which a corporation has the authority to issue be specified in its articles. Brookfield Asset Management is currently authorized to issue an unlimited number of BAM shares and preference shares, and 85,120 BAM class B shares.

The Bermuda Act requires that the amount of shares that a company has authority to issue must be stated and specified in its memorandum of association. Under BAM Re’s memorandum of association and bye-laws, it is authorized to issue 1,000,000,000 class A exchangeable shares, 500,000 BAM Re class B shares, 1,000,000,000 BAM Re class C shares, 1,000,000,000 Class C Junior Preferred Shares (issuable in series), 1,000,000,000 Class D Junior Preferred Shares (issuable in series), 100,000,000 Class A Senior Preferred Shares (issuable in series), and 100,000,000 Class B Senior Preferred Shares (issuable in series).

BAM Re’s bye-laws provide that, for as long the class A exchangeable shares are listed on the TSX or the NYSE, class A exchangeable shares issued shall be non-assessable and shall not be issued until the consideration for the share is fully paid in money or in property (the issuance of promissory notes is not sufficient) or past services that are not less in value than the fair equivalent of the money that would have been received if the share had been issued for money.

Director Qualifications

The board of directors of an OBCA corporation that is an offering corporation whose shares are held by more than one person must consist of at least three individuals, at least one-third of whom are not officers or employees of the corporation or its affiliates. Currently, at least 25% of the directors of an OBCA corporation must be resident Canadians; however, if a corporation has less than four directors, at least one director must be a resident Canadian.

Under Bermuda law, the affairs of a company must be managed by at least one director (or at least two directors in the case of a regulated entity). Subject to any provision in the bye-laws, there is no requirement for a company to have executive directors, and a director can be of any nationality and be resident in any jurisdiction. A Bermuda company must have at least one Bermuda resident statutory officer who may be a director, secretary or resident representative.

Brookfield Asset Management’s articles provide that the number of directors must be 16.

BAM Re’s bye-laws provide that the board will be set at a minimum of four (4) members and a maximum of eight (8) members or such number in excess thereof as the shareholders may determine, with (i) at least two directors being local residents of Bermuda, (ii) no more than three directors being resident in any one other country (aside from Bermuda), (iii) no more than two directors elected by holders of class A exchangeable shares being resident in any other one country (aside from Bermuda), and (iv) no more than two directors elected by holders of BAM Re class B shares being resident in any one other country (aside from Bermuda). In addition, BAM Re’s bye-laws will provide that, with respect to the directors elected by holders of class A exchangeable shares, no director or employee of Brookfield Asset Management will be eligible to serve. BAM Re’s bye-laws may be amended to change the number of directors with the approval of a majority of the votes cast by holders of class A exchangeable shares and a majority of the votes cast by the BAM Re class B shares, in each case who vote in respect of the amendment.

Term of the Board of Directors

Where the articles or a unanimous shareholder agreement of a corporation so provide, the OBCA permits, but does not require, that directors may be elected at a meeting of shareholders for different terms of up to three years. The Bermuda Act does not require that the directors elected at a meeting of shareholders be elected for different terms; however, in the absence of such determination by the shareholders, directors shall serve until the termination of the next annual general meeting following their appointment. In addition, the bye-laws of the company can provide for different terms.

Under BAM Re’s bye-laws, similar to Brookfield Asset Management, no director term limits have been fixed. In addition, a majority voting policy consistent with TSX requirements is to be adopted.

Removal of Directors

Under the OBCA, other than where cumulative voting applies for the election of directors and subject to a unanimous shareholder agreement, the shareholders of a corporation may by ordinary resolution at an annual or special meeting remove any director or directors from office. An ordinary resolution under the OBCA requires the resolution to be passed, with or without amendment, at the meeting by at least a majority of the votes cast. The OBCA further provides that where the holders of any class or series of shares of a corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

Under Bermuda law, subject to a company’s bye-laws, the shareholders of a company may, at a special general meeting called for that purpose, remove any director provided that the notice of the meeting is served on the director or directors concerned not less than 14 days before such meeting. Like the OBCA, if holders of a class or series of shares have the exclusive right to elect or appoint one or more directors, a director so elected or appointed may only be removed by an affirmative vote of the shareholders of that class or series. Any director given notice of removal will be entitled to be heard at the special general meeting. A vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or in the absence of any such election by the other directors.

BAM Re’s bye-laws provide that any director may be removed as follows: (a) with respect to the directors elected by holders of the class A exchangeable shares, an affirmative vote of class A exchangeable shareholders holding a majority of the issued and outstanding class A exchangeable shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a director; (b) with respect to the directors elected by the holders of BAM Re class B share, an affirmative vote of class B shareholders holding a majority of the issued and outstanding BAM Re class B shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a director; provided, that the notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention to remove the director and be served on the director not less than 14 days before the meeting, and that the director shall be entitled to be heard at the meeting on the motion for his or her removal.

Cumulative Voting

Under the OBCA, cumulative voting is only permitted in the election of directors if the articles provide for it, and cumulative voting is provided for in Brookfield Asset Management’s articles. As a result, each holder of BAM shares has the right to cast a number of votes equal to the number of votes attached to the BAM shares held by the holder, multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the shareholder in the election of directors.

Bermuda law does not expressly provide for cumulative voting on any matter. However, consistent with Brookfield Asset Management, BAM Re’s bye-laws will provide for cumulative voting. Accordingly, BAM Re’s bye-laws will provide that each holder of shares of a class or series of shares of BAM Re entitled to vote in an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder in the election of directors. A holder may cast all such votes in favor of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

Vacancies on the Board of Directors

Under the OBCA, a quorum of directors may fill a vacancy among the directors, except for the following vacancies, which must be filled by the shareholders: (i) a vacancy resulting from an increase in the number or minimum number of directors; and (ii) a vacancy resulting from a failure to elect the number or minimum number of directors required by the articles of a corporation.

Under the Bermuda Act, subject to any limitations in a company’s bye-laws, a vacancy among the directors may be filled by a resolution of shareholders or, if authorized by the shareholders or the bye-laws, by the directors who remain in office. If no quorum of directors remains, the vacancy must be filled by a general meeting of the shareholders.

BAM Re’s bye-laws provide that if a director elected by holders of the class A exchangeable shares is removed from the board, the class A exchangeable shareholders may fill the vacancy at the meeting at which such director is removed and if a director elected by the holder of the BAM Re class B shares is removed from the board, the BAM Re class B shareholder may fill the vacancy at the meeting at which such director is removed. In the absence of such election or appointment, the board may fill the vacancy.

The board of BAM Re, or the class of shareholders having the exclusive right to elect such director at any general meeting, shall have the power to appoint any person as a director to fill a vacancy on the board occurring as a result of the death, disability, disqualification or resignation of any director. In all other cases, only the shareholders shall have the power to fill a vacancy on the board and the board shall forthwith call a general meeting of shareholders to fill such vacancy or vacancies arising; provided that if the board fails to call a general meeting within fourteen (14) days of the vacancy arising, or if there are no directors then in office, then the secretary or any shareholder may summon the general meeting.

Fiduciary Duties of Directors

The OBCA provides that every director and officer of a corporation governed by the OBCA, in exercising his or her powers and discharging his or her duties, shall act honestly and in good faith with a view to the best interests of the corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of a corporation governed by the OBCA must comply with the provisions of the OBCA, the regulations thereunder, and the articles and by-laws and any unanimous shareholder agreement of such corporation. No provision in a contract, the articles, the by-laws or any resolution relieves a director or officer from the duty to act in accordance with the OBCA or the regulations thereunder, or relieves him or her of liability for a breach of either, except where an unanimous shareholder agreement restricts the powers of the directors to manage the business and affairs of a corporation, in which case the shareholders incur the liabilities of the directors to the extent to which said powers are restricted and the directors are thereby relieved of their duties and liabilities.

The Bermuda Act provides that every director and officer of a company in performing their functions shall act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Each director also has certain fiduciary duties at common law which he or she must exercise in good faith for the benefit of the company as a whole. In doing so, he or she must use his or her powers for the purposes for which they are intended and fulfil the duties of his or her office honestly.

Conflicts of Interest of Directors and Officers

Subject to certain specified exceptions, the OBCA restricts interested directors from voting on or participating in board deliberations in respect of any transactions in which such director has an interest. Interested directors and officers must disclose in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of their interest.

Pursuant to the Bermuda Act, if a director is interested in a material contract or a proposed material contract with the company or any of its subsidiaries, or has a material interest in any party to such a contract or proposed contract with the company or any of its subsidiaries, they must declare the nature and extent of that interest to the other directors at the first opportunity. Such disclosure may take the form of a general notice given to BAM Re’s board to the effect that the director has an interest in a specified company or firm and is to be regarded as interested in any contract, transaction or arrangement which may after the date of the notice be made with that company or firm or its affiliates. A director may participate in any meeting called to discuss or any vote called to approve the transaction in which the director has an interest and any transaction approved by BAM Re’s board will not be void or voidable solely because the director was present at or participates in the meeting in which the approval was given provided that BAM Re’s board or a board committee authorizes the transaction in good faith after the director’s interest has been disclosed or the transaction is fair to BAM Re at the time it is approved.

Under Bermuda law, a director will be deemed not to be acting honestly and in good faith, in accordance with their statutory duty of good faith and common law duty to avoid a conflict of interest and not to make a secret profit, if the director fails to disclose at the first opportunity, at a meeting of the board or in writing, an interest in any material contract or his or her material interest in any person that is a party to a material contract.

Indemnification of Directors, Officers and Others

The OBCA permits indemnification of a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative, or other proceeding to which he or she is involved by reason of being or having been a director or officer of the corporation or another entity, if: (i) he or she acted honestly and in good faith with a view to the best interests of the corporation or other entity, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Under the OBCA, a corporation may also, with court approval, indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or other entity, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfills the conditions set out in clauses (i) and (ii) above.

In any event, an indemnifiable person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative investigative action or other proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation of the body corporate, if the indemnifiable person was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, fulfills the conditions set out in clauses (i) and (ii) above, and is fairly and reasonably entitled to indemnity.

The directors and officers of a Bermuda company may be indemnified and secured harmless out of the assets of such company from and against all actions, costs, charges, liabilities, losses, damages and expenses which they or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of the company’s business, or their duty, or supposed duty, or in their respective offices or trusts. However, the indemnity described above shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the persons described above, in which case it would be rendered void and unenforceable. BAM Re’s bye-laws permit it to enter into agreements with certain persons, including a director or officer, a former director or officer or a person who acts or acted at BAM Re’s request as a director or officer of another entity evidencing the terms of the indemnity provisions in BAM Re’s bye-laws.

Director Liability

Under the OBCA, directors who vote for or consent to a resolution authorizing the issuance of a share of a corporation for consideration other than money are jointly and severally liable to the corporation to make good any amount by which the consideration received by the corporation is less than the fair equivalent of the money that the corporation would have received if the share had been issued for money on the date of the resolution, provided that a director is not liable pursuant to the foregoing if he or she proves he or she did not know and could not reasonably have known that the share was issued for consideration less than the fair equivalent of the money that the corporation would have received had the share been issued for money. In addition, directors who vote or consent to certain resolutions, including, resolutions approving payments or distributions by the corporation contrary to the OBCA are jointly and severally liable to restore to the corporation any amounts so paid and the value of any property so distributed and not otherwise recovered by the corporation. The OBCA does not otherwise permit the substantive limitation of a director’s liability for breach of fiduciary obligations to the corporation, whether through the articles or otherwise. Where an auditor, director or officer is found liable to any person for damages arising out of the performance of any function as such auditor, director or officer as contemplated by the Bermuda Act, an auditor, director or officer may be liable jointly and severally only if it is proved that he or she knowingly engaged in fraud or dishonesty. In all other cases, the court may determine the percentage of responsibility of an auditor, director or officer.

Shareholder Suits

Under the OBCA, a current or former registered or beneficial shareholder may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. The court must be satisfied that the complainant has given reasonable notice to the directors of the corporation or its subsidiary of his or her intention to apply to court, the directors of the corporation or its subsidiaries will not bring, diligently prosecute, defend or discontinue the action, that the complainant is acting in good faith and that it appears to be in the interests of the corporation or its subsidiaries that the action be brought, prosecuted, defended or discontinued.

The OBCA provides that the court in a derivative action may make any order it thinks fit including, without limitation: (i) an order authorizing the complainant or any other person to control the conduct of the action; (ii) an order giving directions for the conduct of the action; (iii) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to the former and present shareholders of the corporation or its subsidiary instead of to the corporation or its subsidiary; and (iv) an order requiring the corporation or its subsidiary to pay reasonable legal fees incurred by the complainant in connection with the action. Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

Oppression Remedy

The OBCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of, if the court is satisfied upon the application by a complainant that: (i) any act or omission of a corporation or an affiliate effects or threatens to effect a result; (ii) the business or affairs of a corporation or an affiliate are or have been carried on or conducted in a manner; or (iii) the powers of the directors of a corporation or an affiliate are, have been or are threatened to be exercised in a manner that is oppressive or unfairly prejudicial to, or unfairly disregards the interest of, any security holder, creditor, director or officer of the corporation. A complainant means (i) a registered holder or beneficial owner, or a former registered holder or beneficial owner, of a security of a corporation or any of its affiliates; (ii) a director or an officer or a former director of officer of a corporation or of any of its affiliates; or (iii) any other person who, in the discretion of the court, is a proper person to make such application. Because of the breadth of conduct which can be complained of and the scope of the court’s remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation.

Under the OBCA, it is not necessary to prove that the directors of a corporation acted in bad faith in order to seek an oppression remedy. Furthermore, a court may order the corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action).

Under the Bermuda Act, an oppression remedy also exists. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, a shareholder appearing in the register of shareholders may apply to the Bermuda court, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Investigation/Appointment of Inspectors

Under the OBCA, a registered holder or a beneficial owner of a security of a corporation can apply to the court for the appointment of an inspector.

Similarly, under Bermuda law, the Minister of Finance, or on the application of a proportion of shareholders as in the Minister’s opinion warrants the application, may appoint one or more inspectors to investigate the affairs of a company. The Minister must consider whether there are reasonable grounds for believing there has been oppressive, unfairly prejudicial, fraudulent, unlawful or dishonest conduct.

Reorganizations, Mergers and Extraordinary Transactions

The OBCA provides that certain extraordinary corporate actions, such as certain amalgamations, any continuance, and sales, leases or exchanges of all or substantially all of the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations and dissolutions, are to be approved by special resolution. A special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or a series of shares, only if that class or series of shares is affected by the extraordinary corporate action in a manner different from the shares of another class or series of shares.

Under Bermuda law, there are three key statutory methods for acquiring a Bermuda company which generally require shareholder approval and comprise a take-over offer, a merger/amalgamation or a scheme of arrangement. In order to effect a scheme of arrangement, a majority of shareholders in number representing 75% in value, present and voting in person or by proxy as well as the approval of the Bermuda Court is required. In the case of a merger/amalgamation, BAM Re’s bye-laws require approval by a majority of the votes cast by holders of the class A exchangeable shares who vote in respect of the merger/amalgamation and a majority of the votes cast by holders of the BAM Re class B shares who vote in respect of the merger/amalgamation. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote (including class C shares of BAM Re). Any shareholder who does not vote in favor of the amalgamation or merger and who is not satisfied that they have been offered fair value for their shares may, within one month of receiving the notice of shareholder meeting to consider the amalgamation, apply to the Supreme Court of Bermuda to appraise the fair value of the shares.

Dissent and Appraisal Rights

The OBCA provides that the shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. Such matters include: (i) an amendment to its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation; (ii) an amendment to its articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on; (iii) any amalgamation with another corporation (other than certain affiliated corporations); (iv) a continuance under the laws of another jurisdiction; (v) the sale, lease or exchange of all or substantially all of its property other than in the ordinary course of business; or (vi) going private or squeeze out transactions. Dissent rights may also be granted by the court in connection with a court approved arrangement of a corporation, as the court may make any order that it sees fit. A properly dissenting shareholder is also entitled to elect to receive the appraised value of his or her shares in connection with certain compulsory acquisitions, as described below under the heading “—Compulsory Acquisition”.

The Bermuda Act requires that an amalgamating or merging company determine the fair value for its shares and states that a dissenting shareholder is entitled to be paid fair value for their shares. It further provides shareholders who did not vote in favor of the merger/amalgamation and who do not believe that they have been offered fair value with the right to seek the appraisal of the fair value of their shares by the Supreme Court of Bermuda. Further, the shareholders of a Bermuda company are entitled, by application to the Bermuda court, to exercise dissent rights in the event of a compulsory acquisition of shares in the circumstances described below under the heading “—Compulsory Acquisition”.

Compulsory Acquisition

Under the OBCA, where over 90% of the shares of an offering corporation (other than shares held at the date of the bid by or on behalf of the bidder or an affiliate or associate of the bidder) are acquired pursuant to a take-over bid or issuer bid, by complying with the provisions of the OBCA, (i) the bidder can force the non-tendering shareholders to either sell their shares on the same terms as the tendering shareholders, or (ii) the non-tendering shareholders can demand payment from the corporation of the fair value of their securities in exchange for the surrender of their securities to the corporation.

Pursuant to the Bermuda Act, where a scheme or contract involving the transfer of shares of a Bermuda company has been approved by the holders of not less than 90% in value of the shares, the offeror can then give notice in the prescribed form to the holders of the remaining shares of the fact of the acquisition within one month of the transfer. The transferee company may, within one month from the date on which the notice was given, pay the price payable to the remaining shareholders. A dissenting shareholder (that is a shareholder who has not assented to the scheme or contract or who has failed or refused to transfer his or her shares to the transferee company) may, within one month from the date of the notice, require the transferee company to acquire the shares in question and may also apply to the Bermuda Court to order such other terms as it thinks fit to order.

Pursuant to the Bermuda Act, holder(s) of not less than 95% of the shares of a Bermuda company can, on giving notice to the minority shareholders, force them to sell their interest to the 95% holder(s) provided that the terms offered are the same for all of the holders of the shares whereupon the acquiring shareholder is bound to acquire the outstanding shares on the terms set out in the notice. The 5% shareholders can apply to the Bermuda court for an appraisal of the value of their shares, and the majority holder will be entitled to acquire the shares at the price so fixed by the Bermuda court.

Transferability of Shares

Unless the articles of a corporation contain a restriction on the transfer of shares, under the OBCA, shares are presumed to be freely transferable.

Brookfield Asset Management’s articles do not contain any restriction on the transfer of shares. However, the sole holder of the BAM class B shares is a party to a trust agreement in which it has agreed not to sell any of its BAM class B shares, directly or indirectly, pursuant to a takeover bid, unless a concurrent bid is made to all holders of BAM shares. The concurrent offer must be: (i) for the same percentage of BAM shares as the percentage of BAM class B shares offered to be purchased from the holder; and (ii) the same in all material respects as the offer for the BAM class B shares. Among other things, the trust agreement permits: (i) a sale by the sole holder of BAM class B shares at a price per share less than 115% of the market price of BAM shares and as part of a transaction involving not more than five persons in the aggregate; and (ii) a direct or indirect sale of shares of the sole holder of BAM class B shares to a purchaser who is or will become a shareholder of that holder and will not hold more than 20% of that holder’s outstanding shares as a result of the transaction.

The class A exchangeable shares will not be treated as securities that are convertible into BAM shares for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids and tender offers. As a result, holders of class A exchangeable shares will not be entitled to participate in an offer or bid made to acquire BAM shares unless such offer has been extended to holders of class A exchangeable shares.

Subject to (i) Bermuda exchange control regulations and any consent of, or notification to, the Bermuda Monetary Authority as required thereunder, and (ii) any limitations or provisions to the contrary in its bye-laws, registered shares of a company incorporated under the Bermuda Act may be transferred by a written instrument of transfer. In the absence of a written instrument of transfer, the directors may accept such evidence of a transfer of shares as they consider appropriate.

PLAN OF DISTRIBUTION

This prospectus relates to the issuance by Brookfield Asset Management or delivery by BAM Re of up to an aggregate of 10.9 million BAM shares, in each case in connection with an exchange, redemption or acquisition, as applicable, of class A exchangeable shares (including upon liquidation, dissolution, or winding up of BAM Re). No broker, dealer or underwriter has been engaged in connection with any such exchange. We will pay all expenses of effecting the exchanges and otherwise pursuant to this prospectus.

For more information, see “Exchange of Class A Exchangeable Shares for BAM Shares”.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) with respect to the exchange of class A exchangeable shares for BAM shares pursuant to the exercise of the exchange right and the ownership and disposition of such BAM shares as of the date hereof. This discussion only addresses persons that hold class A exchangeable shares, and will hold BAM shares received in exchange therefor, as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of class A exchangeable shares or BAM shares in light of their personal circumstances, or to any holders subject to special treatment under the Code, such as:

•	banks, mutual funds, and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	tax-exempt organizations or governmental organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currency;

•	individual retirement and other tax-deferred accounts;

•	persons whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	passive foreign investment companies, controlled foreign corporations, or corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•

persons who own or will own (directly, indirectly, or constructively) 10% or more of the total voting power of all classes of shares entitled to vote or of the total value of all classes of shares of either of BAM Re or Brookfield Asset Management;

•	persons who hold their class A exchangeable shares or BAM shares as part of a straddle, hedging, conversion, constructive sale, or other risk-reduction transaction;

•	persons who purchase or sell their class A exchangeable shares or BAM shares as part of a wash sale for tax purposes;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

•	persons who are subject to special tax accounting rules under Section 451(b) of the Code; and

•	persons who received their class A exchangeable shares or BAM shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of class A exchangeable shares or BAM shares, that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds class A exchangeable shares or BAM shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships for U.S. federal income tax purposes and the partners in such partnerships are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the exchange of class A exchangeable shares for BAM shares and the ownership and disposition of BAM shares.

This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions, published positions of the IRS, and other applicable authorities, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This discussion does not address all U.S. federal tax laws (such as estate or gift tax laws), nor does it address any aspects of U.S. state or local or non-U.S. taxation. Brookfield Asset Management does not intend to seek any ruling from the IRS or opinion of counsel regarding the U.S. federal income tax consequences of the exchange of class A exchangeable shares for BAM shares or the other matters discussed below. There can be no assurance that the IRS will not challenge the conclusions reflected herein or that a court would not sustain any such challenge.

This discussion is for informational purposes only and is not tax advice. Holders of class A exchangeable shares are urged to consult their tax advisers regarding the U.S. federal income tax consequences to them of exchanging class A exchangeable shares for BAM shares and the ownership and disposition of BAM shares in light of their particular circumstances, as well as any tax consequences of such matters arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local, or non-U.S. tax laws or any applicable income tax treaty.

Characterization of the Class A Exchangeable Shares

The U.S. federal income tax consequences of the exchange of class A exchangeable shares for BAM shares will depend, in part, on whether the class A exchangeable shares are, for U.S. federal income tax purposes, treated as stock of BAM Re. No authority directly addresses the U.S. federal income tax treatment of a security with terms similar to the class A exchangeable shares, and therefore the tax treatment of the class A exchangeable shares is uncertain. Brookfield Asset Management understands that BAM Re will treat the class A exchangeable shares as stock of BAM Re for all U.S. federal income tax purposes, but alternative characterizations are possible. For example, the IRS or a court might characterize the class A exchangeable shares as BAM shares. In such case, the exchange of the class A exchangeable shares for BAM shares by a U.S. Holder might qualify for tax-free treatment, instead of the U.S. federal income tax consequences described below under the heading “—Exchange of Class A Exchangeable Shares for BAM Shares.” Alternatively, the IRS or a court might characterize the class A exchangeable shares and related rights as a derivative financial instrument, with complex and uncertain tax consequences that could be materially different from the consequences described in this summary. No assurance can be provided that the IRS or a court will agree with BAM Re’s position that the class A exchangeable shares constitute stock of BAM Re, and the U.S. federal income tax consequences of an alternative characterization of the class A exchangeable shares could be materially adverse to U.S. Holders. Each U.S. Holder is urged to consult a tax adviser regarding the proper treatment of the class A exchangeable shares for U.S. federal income tax purposes.

The remainder of this summary assumes that the class A exchangeable shares will be treated for U.S. federal income tax purposes as stock of BAM Re.

Exchange of Class A Exchangeable Shares for BAM Shares

Subject to the discussion below under the headings “—Passive Foreign Investment Company Considerations” and “—Application of Section 1248 of the Code,” a U.S. Holder generally will recognize capital gain or loss upon the exchange of class A exchangeable shares for BAM shares received pursuant to the U.S. Holder’s exercise of the exchange right (or otherwise received pursuant to Brookfield Asset Management’s exercise of its overriding call right) equal to the difference between the amount realized and the holder’s adjusted tax basis in such class A exchangeable shares. The amount realized will equal the amount of cash, if any, plus the fair market value of the BAM shares received. Any such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the class A exchangeable shares exceeds one year at the time of disposition. Gain or loss, as well as the holding period for the class A exchangeable shares, will be determined separately for each block of class A exchangeable shares (that is, shares acquired at the same cost in a single transaction). Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. Holder receiving BAM shares pursuant to the exercise of the exchange right (or otherwise pursuant to Brookfield Asset Management’s exercise of its overriding call right) will have a tax basis in the BAM shares equal to their fair market value at the time of the disposition, and the holding period for such class A exchangeable shares will begin on the following day.

For a general discussion of the tax consequences to a U.S. Holder of owning and disposing of BAM shares received in exchange for class A exchangeable shares pursuant to the U.S. Holder’s exercise of the exchange right or pursuant to Brookfield Asset Management’s exercise of its overriding call right, see the discussion below under the heading “—Ownership and Disposition of BAM Shares.”

Passive Foreign Investment Company Considerations

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if BAM Re is treated as a passive foreign investment company (“PFIC”) for any taxable year during which the U.S. Holder holds class A exchangeable shares. In general, a non-U.S. corporation will be a PFIC during a taxable year if (i) 75% or more of its gross income constitutes passive income or (ii) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, a non-U.S. corporation that owns at least 25% of the value of the stock of another corporation generally is treated as if it received directly its proportionate share of the income, and held its proportionate share of the assets, of the other corporation. Passive income generally includes interest, dividends, and other investment income. However, under an “active insurance” exception, income is not treated as passive if it is derived in the “active conduct” of an insurance business by a “qualifying insurance corporation.” The IRS recently issued final and proposed regulations providing guidance on various aspects of the PFIC rules, including the active insurance exception. The proposed regulations will not be effective unless and until they are adopted in final form, although taxpayers generally may rely on the proposed regulations before adoption, provided the proposed regulations are applied consistently.

A “qualifying insurance corporation” is a foreign corporation (i) which would be subject to tax under Subchapter L of the Code (that is, the provisions generally applicable to a domestic insurance company) if such corporation were a U.S. domestic corporation and (ii) the applicable insurance liabilities of which constitute more than 25% of its total assets. Brookfield Asset Management understands that BAM Re expects that the “applicable insurance liabilities” of each of BAM Re’s non-U.S. insurance subsidiaries will constitute more than 25% of its total assets and that each such subsidiary will be a “qualifying insurance corporation.” However, the application of the rules for determining the applicable insurance liabilities of each of BAM Re’s non-U.S. insurance subsidiaries is subject to uncertainty, and no assurance can be provided that each such subsidiary will be a qualifying insurance corporation for any given taxable year.

Under the proposed regulations, a qualifying insurance corporation is engaged in the active conduct of an insurance business if it satisfies either (i) a factual requirements test or (ii) an active conduct percentage test. To satisfy the factual requirements test, a qualifying insurance corporation’s officers and employees must carry out substantial managerial and operational activities on a regular and continuous basis with respect to all of its core functions and perform virtually all of the active decision-making functions relevant to underwriting. Core functions generally include underwriting, investment, contract and claim management, and sales activity. To satisfy the active conduct percentage test, (i) the total costs incurred by a qualifying insurance corporation with respect to its officers and employees for services rendered with respect to its core functions (other than investment activities) must equal at least 50% of the total costs incurred for all services rendered with respect to the qualifying insurance corporation’s core functions (other than investment activities), and (ii) if any part of a qualifying insurance corporation’s core functions (including investment management) is outsourced to an unrelated entity, the qualifying insurance corporation’s officers and employees must conduct robust oversight with respect to the outsourced activities.

Regardless whether a qualifying insurance corporation satisfies the foregoing active conduct tests, a qualifying insurance corporation is not treated as engaged in the active conduct of an insurance business if it has no employees (or a nominal number of employees) and relies exclusively (or almost exclusively) on independent contractors to perform its core functions. In addition, certain securitization vehicles designed to provide a passive investment return (such as vehicles used to issue catastrophe bonds, sidecars, or collateralized reinsurance vehicles, as well as insurance-linked securities funds that invest in securitization vehicles) are also excluded from qualifying under the active conduct tests. Brookfield Asset Management understands that, based on BAM Re’s current and expected operations, BAM Re expects each of its non-U.S. insurance subsidiaries to be treated under the proposed regulations as engaged in the active conduct of an insurance business under the factual requirements test or the active conduct percentage test (or both), and BAM Re does not expect any such company to be subject to the special rules that apply to companies that have a nominal number of employees or to vehicles designed to provide passive investment returns.

Brookfield Asset Management further understands that, although BAM Re continues to evaluate the implications of the final and proposed regulations for its classification under the PFIC rules, based on its current and expected income, assets, and activities, BAM Re does not expect to be classified as a PFIC for the current taxable year or for the foreseeable future. However, there is significant uncertainty regarding the application of the recently issued final and proposed regulations. The IRS has requested comments on several aspects of the proposed regulations governing the active conduct of an insurance business, and it is uncertain when the proposed regulations will be made final and whether the provisions of any final or temporary regulations will vary from the proposed regulations. Moreover, the PFIC determination is made annually at the end of each taxable year and depends on a number of factors, some of which are beyond BAM Re’s control, including the value of its assets and the amount and type of its income. Accordingly, there can be no assurance that BAM Re or any of its non-U.S. subsidiaries will not be classified as a PFIC for any taxable year or that the IRS will agree with its belief regarding its PFIC status.

If BAM Re were a PFIC for any taxable year during a U.S. Holder’s holding period for class A exchangeable shares, then gain recognized by the U.S. Holder upon the exchange of the class A exchangeable shares would be allocated ratably over the U.S. Holder’s holding period for the class A exchangeable shares. The amounts allocated to the taxable year of the exchange and to any year before BAM Re became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount.

Certain elections may be available to mitigate the adverse tax consequences of PFIC status described above. If a U.S. Holder were to elect to treat its interest in BAM Re as a “qualified electing fund” (a “QEF Election”) for the first year the holder were treated as holding such interest, then in lieu of the tax consequences described in the preceding paragraph, the U.S. Holder generally would be subject to the rules described above under “—Exchange of Class A Exchangeable Shares for BAM Shares” with respect to gain or loss realized upon the exchange of class A exchangeable shares for BAM shares. A QEF Election must be made by a U.S. Holder on an entity-by-entity basis. To make a QEF Election, a U.S. Holder must, among other things, obtain a PFIC annual information statement from BAM Re and prepare and submit IRS Form 8621 with the holder’s annual income tax return. Brookfield Asset Management understands that if, contrary to BAM Re’s expectations, BAM Re determines that it is a PFIC for any taxable year, then to the extent reasonably practicable, BAM Re intends to timely provide U.S. Holders with information related to the PFIC status of BAM Re and each non-U.S. subsidiary it is able to identify as a PFIC, including information necessary to make a QEF Election with respect to each such entity.

In lieu of making a QEF Election, if BAM Re is a PFIC for any taxable year and the class A exchangeable shares are treated as “marketable stock” in such year, then a U.S. Holder may make a mark-to-market election with respect to the holder’s class A exchangeable shares. The class A exchangeable shares will be marketable if they are regularly traded on certain qualifying stock exchanges, including the NYSE. However, there can be no assurance that trading in the class A exchangeable shares will be sufficiently regular for the shares to qualify as marketable stock. In general, if a U.S. Holder were to make a timely and effective mark-to-market election, any gain recognized by the holder upon the exchange of class A exchangeable shares for BAM shares would be ordinary income, and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Subject to certain exceptions, a U.S. person who owns an interest in a PFIC generally is required to file an annual report on IRS Form 8621, and the failure to file such report could result in the imposition of penalties on such U.S. person and the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects, and Brookfield Asset Management understands that the treatment of BAM Re’s non-U.S. insurance subsidiaries under the recently issued final and proposed regulations is under continuing review by BAM Re. U.S. Holders are urged to consult their tax advisers regarding the application of the PFIC rules, including the foregoing filing requirements and the recently issued final and proposed regulations, as well as the advisability of making any available election under the PFIC rules, with respect to the exchange of class A exchangeable shares for BAM shares.

Application of Section 1248 of the Code

A U.S. Holder who recognizes taxable gain from the exchange of class A exchangeable shares for BAM shares may be subject to additional rules under Section 1248 of the Code. Under Section 953(c)(7) of the Code, the rules of Section 1248 of the Code apply to the sale or exchange of shares of a non-U.S. corporation by a U.S. person if the non-U.S. corporation would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation and the non-U.S. corporation is (or would be but for certain exceptions) treated as an RPII CFC. If Section 1248 of the Code applies under such circumstances, gain on the disposition of shares in the non-U.S. corporation may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII).

Brookfield Asset Management understands that BAM Re does not directly engage in an insurance or reinsurance business, but it has non-U.S. subsidiaries that do so. Existing proposed Treasury Regulations do not address whether Section 953(c)(7) of the Code may apply to the sale of stock of a non-U.S. corporation which has a non-U.S. subsidiary that is an RPII CFC and that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation. In the absence of legal authority, there is a strong argument that this specific rule should not apply to the exchange of class A exchangeable shares for BAM shares pursuant to the exercise of the exchange right, because BAM Re is not directly engaged in the insurance business. However, there can be no assurance that the IRS will not successfully assert that Section 953(c)(7) of the Code applies in such circumstances and thus may apply to a U.S. Holder who recognizes taxable gain from the exchange of class A exchangeable shares for BAM shares.

If U.S. persons own (directly, indirectly through non-U.S. entities, or constructively) 50% or more of the total combined voting power of all classes of shares of BAM Re or 50% or more of the total value of shares of

BAM Re, a portion of any gain from the exchange of class A exchangeable shares for BAM shares that is treated as a dividend under Section 1248 of the Code and that otherwise would have been treated as non-U.S.-source income may instead be treated as U.S.-source income for purposes of calculating a U.S. Holder’s U.S. foreign tax credit limitation. Thus, it may not be possible for U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income. The rules relating to U.S. foreign tax credits are complex, and U.S. Holders are urged to consult their tax advisers regarding the application of such rules and the potential for Section 1248 of the Code to apply to the exchange of class A exchangeable shares for BAM shares, including any information reporting requirements on IRS Form 5471 (disclosing certain information regarding direct or constructive ownership of a non-U.S. insurance subsidiary) or other applicable IRS form.

Ownership and Disposition of BAM Shares

Distributions on BAM Shares

Subject to the discussion below under the heading “—Passive Foreign Investment Company Considerations,” the gross amount of a distribution paid to a U.S. Holder with respect to BAM shares will be included in the holder’s gross income as a dividend to the extent paid out of Brookfield Asset Management’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution exceeds Brookfield Asset Management’s current and accumulated earnings and profits, the excess would be treated as a recovery of basis to the extent of the holder’s basis in BAM shares and then as capital gain. Brookfield Asset Management currently does not, and does not intend to, calculate its earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect each distribution generally to be reported as a dividend for U.S. federal income tax purposes, even if that distribution would otherwise be treated as a recovery of basis or as capital gain under the foregoing rules.

Dividends received by individuals and other non-corporate U.S. Holders of BAM shares traded on the NYSE generally will be “qualified dividend income” subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and Brookfield Asset Management is not treated as a PFIC for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on BAM shares generally will not be eligible for the dividends-received deduction allowed to corporations. Each U.S. Holder is urged to consult its tax adviser regarding the application of the relevant rules in light of the holder’s particular circumstances.

Dividends paid by Brookfield Asset Management generally will constitute foreign-source income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by Brookfield Asset Management with respect to BAM shares generally will constitute “passive category income.” The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisers regarding the availability of the foreign tax credit with respect to their particular circumstances.

Sale or Other Taxable Disposition of BAM Shares

Subject to the discussion below under the heading “—Passive Foreign Investment Company Considerations,” upon the sale or other taxable disposition of BAM shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in the BAM shares so disposed. The amount realized will equal the amount of cash, plus the fair market value of any property received. Any such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the BAM shares exceeds one year at the time of disposition. Gain or loss, as well as the holding period for the BAM shares, will be determined separately for each block of BAM shares (that is, shares acquired at the same cost in a single transaction) sold or otherwise subject to a taxable disposition. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if Brookfield Asset Management is treated as a PFIC for any taxable year during which the U.S. Holder holds BAM shares. In general, a non-U.S. corporation will be a PFIC during a taxable year if (i) 75% or more of its gross income constitutes passive income or (ii) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, a non-U.S. corporation that owns at least 25% of the value of the stock of another corporation generally is treated as if it received directly its proportionate share of the income, and held its proportionate share of the assets, of the other corporation. Passive income generally includes dividends, interest, royalties, rents, net gains from the sale or exchange of property producing such income, and net foreign currency gains.

Based on the current and anticipated composition of the income, assets, and operations of Brookfield Asset Management and its subsidiaries, Brookfield Asset Management does not believe that it will be a PFIC for U.S. federal income tax purposes for the current taxable year or for future taxable years. However, the application of the PFIC rules is subject to uncertainty in several respects, and a separate determination must be made after the close of each taxable year as to whether Brookfield Asset Management is a PFIC for that year. Changes in the composition of Brookfield Asset Management’s income or assets may cause Brookfield Asset Management to become a PFIC. Accordingly, there can be no assurance that Brookfield Asset Management will not be a PFIC for any taxable year.

If Brookfield Asset Management were a PFIC for any taxable year during a U.S. Holder’s holding period for BAM shares, then gain recognized by the U.S. Holder upon the sale or other taxable disposition of the BAM shares would be allocated ratably over the U.S. Holder’s holding period for the BAM shares. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before Brookfield Asset Management became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its BAM shares were to exceed 125% of the average of the annual distributions on the BAM shares received during the preceding three years or the U.S. Holder’s holding period for BAM shares, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. If Brookfield Asset Management were classified as a PFIC for any taxable year during a U.S. Holder’s holding period for BAM shares, it generally would continue to be treated as a PFIC with respect to the holder in all succeeding years, even if it ceased to satisfy the requirements for being a PFIC. In addition, if Brookfield Asset Management were classified as a PFIC with respect to a U.S. Holder, to the extent any of its subsidiaries were also PFICs, the holder might be deemed to own shares in any such lower-tier PFICs directly or indirectly owned by Brookfield Asset Management in that proportion which the value of the BAM shares owned by the holder bears to the value of all of Brookfield Asset Management’s shares, and the holder therefore might be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFICs deemed owned by the holder.

Certain elections may be available to mitigate the adverse tax consequences of PFIC status described above. If a U.S. Holder were to make a QEF Election with respect to its interest in Brookfield Asset Management for the first year the holder were treated as holding such interest, then in lieu of the tax consequences described above, the holder would be required to include in income each year a portion of the ordinary earnings and net capital gains of Brookfield Asset Management, even if not distributed to the holder. A QEF Election must be made by a U.S. Holder on an entity-by-entity basis. However, a U.S. Holder may make a QEF Election with respect to BAM shares only if Brookfield Asset Management furnishes certain tax information to U.S. Holders annually, and there can be no assurance that such information will be provided. In lieu of making a QEF Election, if Brookfield Asset Management is a PFIC for any taxable year and the BAM shares are treated as “marketable stock” in such year, then a U.S. Holder may avoid the unfavorable rules described above by making a mark-to-market election with respect to the holder’s BAM shares. The BAM shares will be marketable if they are regularly traded on certain qualifying stock exchanges, including the NYSE. However, there can be no assurance that trading in the BAM shares will be sufficiently regular for the shares to qualify as marketable stock. Moreover, the mark-to-market election is not expected to be available with respect to any non-U.S. subsidiary classified as a PFIC. In general, if a U.S. Holder were to make a timely and effective mark-to-market election, the holder would include as ordinary income each year the excess, if any, of the fair market value of the holder’s BAM shares at the end of the taxable year over its adjusted basis in BAM shares. Any gain recognized by the holder on the sale or other disposition of BAM shares would be ordinary income, and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Subject to certain exceptions, a U.S. person who owns an interest in a PFIC generally is required to file an annual report on IRS Form 8621, and the failure to file the report could result in the imposition of penalties on the U.S. person and the extension of the statute of limitations with respect to federal income tax returns filed by the U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects. The U.S. Treasury Department recently issued final and proposed Treasury Regulations modifying certain aspects of the income and asset tests described above. The proposed regulations will not be effective unless and until they are adopted in final form. U.S. Holders are urged to consult their tax advisers regarding the application of the PFIC rules, including any applicable filing requirements and the recently issued final and proposed regulations, as well as the advisability of making any available election under the PFIC rules, with respect to their ownership and disposition of BAM shares.

Medicare Tax

A U.S. Holder that is an individual, estate, or trust may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of the U.S. Holder’s “modified adjusted gross income” (or “adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of estates and trusts). For these purposes, “net investment income” will include taxable gain upon the exchange of class A exchangeable shares for BAM shares pursuant to the exercise of the exchange right, a U.S. Holder’s share of dividends on BAM shares, and gain upon the sale or other taxable disposition of BAM shares. Unless a U.S. Holder elects otherwise or holds class A exchangeable shares or BAM shares in connection with certain trades or businesses, the RPII and PFIC provisions generally will not apply for purposes of determining a U.S. Holder’s net investment income. U.S. Holders are urged to consult their tax advisers regarding the implications of the 3.8% Medicare tax with respect to the exchange of class A exchangeable shares for BAM shares and the ownership and disposition of such BAM shares.

Backup Withholding and Information Reporting

Payments of dividends to a U.S. Holder and proceeds from the exchange of class A exchangeable shares for BAM shares or the sale or other disposition of BAM shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain U.S. persons are required to report information relating to interests in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds certain thresholds, subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). Penalties may be imposed for a failure to disclose such information. U.S. Holders are urged to consult their tax advisers regarding the effect, if any, of these additional reporting requirements with respect to their ownership and disposition of class A exchangeable shares or BAM shares.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO BAM RE, BROOKFIELD ASSET MANAGEMENT, AND HOLDERS OF CLASS A EXCHANGEABLE SHARES OR BAM SHARES ARE COMPLEX AND SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER, AND IN REVIEWING THIS PROSPECTUS THESE MATTERS SHOULD BE CONSIDERED. EACH HOLDER SHOULD CONSULT ITS TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OF CLASS A EXCHANGEABLE SHARES FOR BAM SHARES AND THE OWNERSHIP AND DISPOSITION OF BAM SHARES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax consequences under the Tax Act and the regulations thereunder with respect to the redemption, exchange or other disposition of class A exchangeable shares to BAM Re or Brookfield Asset Management in consideration for BAM shares and of the holding and disposition of BAM shares so received, to a shareholder who is a beneficial owner of such shares, and who, at all relevant times, for the purposes of the Tax Act, (i) deals at arm’s length with BAM Re and Brookfield Asset Management, (ii) is not affiliated with BAM Re and Brookfield Asset Management and (iii) holds the class A exchangeable shares and BAM shares as capital property, which we refer to as a “Holder”. Generally, the class A exchangeable shares and BAM shares will be capital property to a Holder provided the Holder does not acquire or hold such shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

Certain Holders whose BAM shares might not otherwise qualify as capital property may be entitled to make the irrevocable election permitted by subsection 39(4) of the Tax Act, the effect of which may be to deem any such BAM shares (and all other “Canadian securities”, as defined in the Tax Act) owned by such Holder to be capital property in the taxation year in which the election is made and in all subsequent taxation years. Holders whose BAM shares might not otherwise be considered to be capital property should consult their own tax advisors concerning this election. The class A exchangeable shares will not be “Canadian securities” for the purpose of the irrevocable election under subsection 39(4) of the Tax Act and therefore no such election will apply to the class A exchangeable shares. Holders who do not hold the class A exchangeable shares as capital property should consult their own tax advisors regarding their particular circumstances.

This summary assumes that BAM Re is not and will not become, at any time, a resident of Canada for the purposes of the Tax Act. If BAM Re is (or becomes) resident in Canada for the purposes of the Tax Act, the Canadian federal income tax consequences to a Holder will be different in some material respects from those described in this summary.

This summary is not applicable to a Holder: (i) that is a “specified financial institution”, (ii) an interest in which is a “tax shelter investment”, (iii) that is a “financial institution” for purposes of the “mark-to-market property” rules, (iv) that reports its “Canadian tax results” in a currency other than Canadian currency, (v) in respect of whom BAM Re is or will be, at any time, a “foreign affiliate” for the purposes of the Tax Act, or (vi) that has or will enter into a “derivative forward agreement” or a “dividend rental arrangement” in respect of the class A exchangeable shares or BAM shares. Such Holders should consult their own tax advisors. This summary also does not address the deductibility of interest on money borrowed with respect to the class A exchangeable shares or BAM shares.

This summary is based on the current provisions of the Tax Act and the regulations thereunder, and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister prior to the date hereof, which we refer to as the Proposed Amendments, and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representation concerning the tax consequences to any particular Holder or prospective Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective Holders should consult their own tax advisors with respect to an investment in the class A exchangeable shares having regard to their particular circumstances.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition or deemed disposition of class A exchangeable shares or BAM shares must be expressed in Canadian currency. Amounts denominated in another currency must be converted into Canadian currency using the applicable rate of exchange (pursuant to the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

Taxation of Holders Resident in Canada

The following portion of the summary is applicable to a Holder who, at all relevant times is resident or is deemed to be resident in Canada under the Tax Act which we refer to as a Resident Holder.

Redemptions, Exchanges and Other Dispositions of the Class A Exchangeable Shares

A Resident Holder who disposes of, or who is deemed to dispose of, a class A exchangeable share, including a disposition to BAM Re (whether on a redemption by BAM Re or otherwise) or a disposition to Brookfield Asset Management (whether on an exchange at the request of the Resident Holder, pursuant to the exercise by Brookfield Asset Management of its call rights or otherwise), will realize a capital gain (or sustain a capital loss) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base of such share and any reasonable costs of disposition. Such capital gain (or capital loss) will be subject to the tax treatment described below.

Where class A exchangeable shares are redeemed by BAM Re or BAM Re is liquidated, dissolved or wound-up and the redemption amount or liquidation entitlement, as applicable, is satisfied by BAM Re in BAM shares or where Brookfield Asset Management satisfies the exchange request of a Resident Holder or exercises its call rights in connection with a redemption or liquidation, dissolution or winding-up of BAM Re, as applicable, and the consideration for the satisfaction of the exchange request, or the exercise of the call rights, as applicable, is satisfied by Brookfield Asset Management in BAM shares, the proceeds of disposition will be equal to the fair market value, at the time of the acquisition, of the BAM shares acquired by such Resident Holder plus the amount of any cash received in lieu of fractional BAM shares. The cost of the BAM shares so acquired by the Resident Holder will be averaged with the adjusted cost base of all other BAM shares, if any, held by the Resident Holder as capital property at such time for the purpose of determining thereafter the adjusted cost base of each BAM share held by the Resident Holder.

Taxation of Capital Gains and Capital Losses

In general, one-half of a capital gain realized by a Resident Holder must be included in computing such Resident Holder’s income as a taxable capital gain. One-half of a capital loss must be deducted as an allowable capital loss against taxable capital gains realized in the year and any remainder may be deducted against taxable capital gains in any of the three preceding taxation years or any subsequent taxation year, to the extent and under the circumstances described in the Tax Act.

Individuals or trusts (other than certain trusts) may be subject to an alternative minimum tax under the Tax Act in respect of net capital gains realized by them.

A Resident Holder that is throughout the relevant taxation year a Canadian-controlled private corporation may be liable to pay an additional refundable tax on its aggregate investment income, which is defined in the Tax Act to include an amount in respect of taxable capital gains, for the year.

Foreign Property Information Reporting

Generally, a Resident Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (as such terms are defined in the Tax Act), including the class A exchangeable shares, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return with the CRA for the year or fiscal period disclosing certain prescribed information in respect of such property. Subject to certain exceptions, a Resident Holder generally will be a specified Canadian entity. The class A exchangeable shares will be specified foreign property of a Resident Holder for these purposes. Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s specified foreign property on a timely basis in accordance with the Tax Act.

The reporting rules in the Tax Act relating to specified foreign property are complex and this summary does not purport to address all circumstances in which reporting may be required by a Resident Holder. Resident Holders should consult their own tax advisors regarding compliance with the reporting rules contained in the Tax Act.

Offshore Investment Fund Property

The “offshore investment fund property rules”, which we refer to as OIFP Rules, in the Tax Act may require a Resident Holder to include in income in each taxation year an amount in respect of acquiring, holding or having a class A exchangeable share.

These rules could apply to a Resident Holder in respect of a class A exchangeable share if two conditions are satisfied: (a) the value of the class A exchangeable share may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in: (i) shares of the capital stock of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing, which we refer to as Investment Assets; and (b) it may reasonably be concluded, having regard to all the circumstances (including certain specified circumstances), that one of the main reasons for the Resident Holder acquiring, holding or having a class A exchangeable share was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act had the income, profits and gains been earned directly by the Resident Holder.

If applicable, these rules would generally require a Resident Holder to include in income for each taxation year in which the Resident Holder owns a class A exchangeable share an imputed return for the taxation year for each class A exchangeable share owned that is determined by reference to a prescribed rate of interest plus two percent applied to the “designated cost” (as defined in section 94.1 of the Tax Act) of the class A exchangeable share less the Resident Holder’s income for the year (other than a capital gain) from the class A exchangeable share determined without reference to the OIFP Rules. Any amount required to be included in computing a Resident Holder’s income under these provisions will be added to the adjusted cost base and the designated cost to the Resident Holder of the class A exchangeable share.

The OIFP Rules are complex and their application will potentially depend, in part, on the reasons for a Resident Holder acquiring, holding or having the class A exchangeable shares. Resident Holders are urged to consult their own tax advisors regarding the application and consequences of these rules in their own particular circumstances.

Holding and Disposition of BAM shares

Dividends on BAM shares

Dividends received or deemed to be received on BAM shares by a Resident Holder who is an individual (other than in respect of certain trusts) will be included in computing the Resident Holder’s income subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Such dividends will be eligible for the enhanced gross-up and dividend tax credit if Brookfield Asset Management designates such dividends as an eligible dividend. Dividends received by an individual, or certain trusts, may give rise to alternative minimum tax under the Tax Act, depending on the individual’s circumstances.

Subject to the potential application of subsection 55(2) of the Tax Act, dividends received or deemed to be received on the BAM shares by a Resident Holder that is a corporation will be included in computing the corporation’s income and generally will also be deductible in computing its taxable income. Certain corporations, including private corporations or subject corporations may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the BAM shares to the extent that such dividends are deductible in computing taxable income.

Subsection 55(2) of the Tax Act provides that where a corporate Resident Holder receives a dividend and such dividend is deductible in computing the corporate Resident Holder’s income and is not subject to Part IV tax or is subject to Part IV tax that is refundable as part of the series of transactions that includes the receipt of the dividend, all or part of the dividend may in certain circumstances be treated as a capital gain from the disposition of a capital property, the taxable portion of which must be included in computing the corporate Resident Holder’s income for the year in which the dividend was received. Accordingly, corporate Resident Holders should consult their own tax advisors for specific advice with respect to the potential application of this provision.

A Resident Holder that is throughout the relevant taxation year a Canadian-controlled private corporation may be liable to pay an additional refundable tax on its aggregate investment income, which is defined in the Tax Act to include dividends or deemed dividends that are not deductible in computing taxable income.

Disposition of BAM shares

A disposition or deemed disposition of BAM shares (other than to Brookfield Asset Management, unless purchased by Brookfield Asset Management in the open market in the manner in which shares are normally purchased by any member of the public in the open market) by a Resident Holder will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base of such share and any reasonable costs of disposition. For this purpose, the adjusted cost base to a Resident Holder of BAM shares will be determined at any time by averaging the cost of such BAM shares with the adjusted cost base of any other BAM shares owned by the Resident Holder as capital property at that time.

The tax treatment of such capital gains and capital losses is described above under “— Taxation of Capital Gains and Capital Losses”. However, the amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a BAM share may be reduced by the amount of any dividends received or deemed to be received by the Resident Holder on such BAM share to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a BAM share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident Holders should consult their own advisors.

Taxation of Holders not Resident in Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, for the purposes of the Tax Act, is not, and is not deemed to be, resident in Canada and does not use or hold the class A exchangeable shares or BAM shares received on a redemption, exchange or other disposition of class A exchangeable shares to BAM Re or Brookfield Asset Management in a business carried on in Canada, which we refer to as a Non-Resident Holder. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

Redemptions, Exchanges and Other Dispositions of the Class A Exchangeable Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on a disposition or deemed disposition of a class A exchangeable share, including a disposition to BAM Re (whether on a redemption by BAM Re or otherwise) or a disposition to Brookfield Asset Management (whether on an exchange at the request of the Non-Resident Holder, pursuant to the exercise by Brookfield Asset Management of its call rights or otherwise), unless the class A exchangeable share constitutes taxable Canadian property of the Non-Resident Holder at the time of the disposition or deemed disposition. The circumstances under which the class A exchangeable shares will constitute taxable Canadian property of a Non-Resident Holder are discussed below. BAM Re has advised counsel that it does not believe the class A exchangeable shares will constitute taxable Canadian property, as discussed further below under “— Taxable Canadian Property”.

In the event that the class A exchangeable share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident, then the income tax consequences discussed above for Resident Holders under “Taxation of Holders Resident in Canada — Redemptions, Exchanges and Other Dispositions of the Class A Exchangeable Shares” will generally apply to the Non-Resident Holder.

Where class A exchangeable shares are redeemed by BAM Re or BAM Re is liquidated, dissolved or wound-up and the redemption amount or liquidation amount, as applicable, is satisfied by BAM Re in BAM shares or where Brookfield Asset Management satisfies the exchange request of a Non-Resident Holder or exercises its call rights in connection with such redemption or liquidation, dissolution or winding-up of BAM Re, as applicable, and the consideration for the satisfaction of the exchange request, or exercise of the call rights, as applicable, is satisfied by Brookfield Asset Management in BAM shares, the proceeds of disposition will be equal to the fair market value, at the time of the acquisition, of the BAM shares acquired by such Non-Resident Holder plus the amount of any cash received in lieu of fractional BAM shares. The cost of the BAM shares so acquired by the Non-Resident Holder will be averaged with the adjusted cost base of all other BAM shares, if any, held by the Non-Resident Holder as capital property at such time for the purpose of determining thereafter the adjusted cost base of each BAM share held by the Non-Resident Holder.

Holding and Disposition of BAM shares

Dividends on BAM shares

Dividends paid or credited, or deemed to be paid or credited, on BAM shares by Brookfield Asset Management to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25%, subject to a possible reduction under the terms of an applicable income tax treaty or convention. For example, the rate of withholding tax applicable to a dividend paid on a BAM share to a Non-Resident Holder who is a resident of the United States for purposes of the Canada-United States Income Tax Convention (1980), as amended, which we refer to as the Convention, beneficially owns the dividend and is fully entitled to the benefits of the Convention, will generally be reduced to 15% (or 5% in certain cases where such Non-Resident Holder is a corporation that beneficially owns at least 10% of Brookfield Asset Management’s voting shares). Non-Resident Holders should consult their own tax advisors in this regard.

Disposition of BAM shares

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of a BAM share, unless the BAM share constitutes taxable Canadian property of the Non-Resident Holder for purposes of the Tax Act at the time of the disposition or deemed disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

The circumstances under which a BAM share will constitute taxable Canadian property of a Non-Resident Holder are discussed below. Brookfield Asset Management has advised counsel that it does not believe the BAM shares will constitute taxable Canadian property, as discussed further below under “— Taxable Canadian Property”.

In the event that the BAM share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the

Tax Act pursuant to an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident, then the income tax consequences discussed above for Resident Holders under “Taxation of Holders Resident in Canada — Redemptions, Exchanges and Other Dispositions of the Class A Exchangeable Shares” will generally apply to the Non-Resident Holder.

Taxable Canadian Property

Provided that the class A exchangeable shares or BAM shares, as applicable, are listed on a “designated stock exchange” (as defined in the Tax Act and which currently includes the TSX and the NYSE), the class A exchangeable shares or BAM shares, as applicable, will generally not constitute taxable Canadian property of a Non-Resident Holder at a particular time unless, at any time during the sixty-month period immediately preceding that time, the following two conditions are met concurrently: (a) 25% or more of the issued shares of any class of BAM Re or Brookfield Asset Management, as applicable, were owned by or belonged to one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or persons with whom the Non-Resident Holder did not deal at arm’s length holds a membership interest, directly or indirectly through one or more other partnerships; and (b) more than 50% of the fair market value of the class A exchangeable shares or BAM shares, as applicable, was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests or rights in, property described in (i) to (iii), whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the class A exchangeable shares or BAM shares may be deemed to be taxable Canadian property of a Non-Resident Holder.

BAM Re and Brookfield Asset Management have advised counsel that they do not believe the class A exchangeable shares or BAM shares, as applicable, will constitute taxable Canadian property at any relevant time because none of the conditions in (b) above are expected to be met at any relevant time.

LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters with respect to the laws of Canada will be passed upon for us by Torys LLP.

EXPERTS

The financial statements of Brookfield Asset Management, incorporated in this prospectus by reference from Brookfield Asset Management’s Annual Report on Form 40-F, and the effectiveness of Brookfield Asset Management’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus, which forms part of the registration statement, does not contain all of the information set forth in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to Brookfield, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements included in this prospectus or the documents incorporated by reference herein about the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, prospective investors should refer to the copy of the document filed as an exhibit to the registration statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We will provide to each person to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, upon written or oral request, without charge, at the office of the Corporate Secretary of the Company at Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario, Canada, M5J 2T3, Telephone: (416) 363-9491.

Brookfield Asset Management files certain reports with, and furnishes other information to, each of the SEC and certain securities commissions or similar regulatory authorities of Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the securities regulatory authorities in the applicable provinces of Canada, which requirements are different from those of the United States. As a foreign private issuer, Brookfield Asset Management is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Brookfield Asset Management’s reports and other information filed or furnished with or to the SEC are available from the SEC’s EDGAR system at www.sec.gov as well as from commercial document retrieval services. Brookfield Asset Management’s Canadian filings are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Unless specifically incorporated by reference herein, documents filed or furnished by Brookfield Asset Management on SEDAR or EDGAR are neither incorporated in nor part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows Brookfield Asset Management to “incorporate by reference” into this prospectus certain documents that it files with or furnishes to the SEC. This means that Brookfield Asset Management can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be an important part of this prospectus, and later information that Brookfield Asset Management files with the SEC will automatically update and supersede that information. The following documents, which Brookfield Asset Management has filed with or furnished to the SEC, are specifically incorporated by reference in this prospectus:

a.

Brookfield Asset Management’s Form 40-F Annual Report dated March 23, 2021 for the year ended December 31, 2020 and filed with the SEC on March 24, 2021, as amended by Amendment No.  1 on Form 40-F/A dated March 26, 2021 and filed with the SEC on March 29, 2021 (the “Annual Report on Form 40-F”), which includes (i) Brookfield Asset Management’s annual information form for the financial year ended December 31, 2020, filed on SEDAR on March 23, 2021 (the “AIF”); (ii) Brookfield Asset Management’s audited comparative consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2020 and 2019, together with the accompanying auditor’s reports thereon; and (iii) the management’s discussion and analysis for the audited comparative consolidated financial statements referred to in (a)(ii) (the “MD&A”);

b.	Brookfield Asset Management’s management information circular filed on SEDAR and on Edgar on Form 6-K with the SEC on May 12, 2021;

c.

the unaudited comparative interim consolidated financial statements of Brookfield Asset Management for the three months ended March 31, 2021 and 2020, included on pages 62 through 88 of Exhibit 99.1 to Brookfield Asset Management’s Form 6-K filed with the SEC on May 17, 2021; and

d.

the management’s discussion and analysis of Brookfield Asset Management for the unaudited comparative interim consolidated financial statements referred to in paragraph (c) above, included on pages 10 through 61 of Exhibit 99.1 to Brookfield Asset Management’s Form 6-K filed with the SEC on May 17, 2021.

In addition, all subsequent annual reports filed by Brookfield Asset Management with the SEC on Form 40-F and any current reports on Form 6-K filed or furnished by Brookfield Asset Management that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus as of the date of the filing or furnishing of such documents. We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:

Brookfield Asset Management Inc.

Brookfield Place

181 Bay Street, Suite 300

Toronto, Ontario, Canada, M5J 2T3

ATTN: Corporate Secretary

Telephone: (416) 363-9491

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed to be an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Brookfield Asset Management is organized under the laws of Ontario, Canada. A substantial portion of our assets are located outside of Canada and the United States and certain of our directors and officers, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. It may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors, officer and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against Brookfield Asset Management, our directors and officers, or the experts named in this prospectus since a substantial portion of Brookfield Asset Management’s assets and the assets of such persons may be located outside of Canada and the United States.

EXPENSES

The following are the estimated expenses incurred or expected to be incurred in connection with the exchanges of class A exchangeable shares for BAM shares being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$55,591.72
Trustee and transfer agent fees	20,000.00
Legal fees and expenses	30,000.00
Accounting fees and expenses	30,000.00

Total	$135,591.72

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Business Corporations Act (Ontario), Brookfield Asset Management Inc. (“Brookfield Asset Management”) may indemnify a present or former director or officer or a person who acts or acted at Brookfield Asset Management’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved by reason of being or having been a director or officer of Brookfield Asset Management or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of Brookfield Asset Management or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of Brookfield Asset Management or such other entity to procure a judgment in its favor only with court approval. A director or officer of Brookfield Asset Management is entitled to indemnification from Brookfield Asset Management as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

In accordance with the Business Corporations Act (Ontario), the board of directors of Brookfield Asset Management approved a resolution dated August 1, 1997 providing for the following:

i.

Brookfield Asset Management shall indemnify a director or officer of Brookfield Asset Management, a former director or officer of Brookfield Asset Management or a person who acts or acted at Brookfield Asset Management’s request as a director or officer of a body corporate of which Brookfield Asset Management is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Brookfield Asset Management or such body corporate (except in respect of an action by or on behalf of Brookfield Asset Management or such body corporate to procure a judgment in its favor), if,

a.	he or she acted honestly and in good faith with a view to the best interests of Brookfield Asset Management, and

b.	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful;

ii.

Brookfield Asset Management shall, with the prior approval of the court having jurisdiction, indemnify a person referred to in (i) above in respect of an action by or on behalf of Brookfield Asset Management or such body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of Brookfield Asset Management or such body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfils the conditions set out in paragraphs (i)(a) and (b) above; and

iii.

notwithstanding anything in (i) and (ii) above, a person referred to in (i) above shall be indemnified by Brookfield Asset Management in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Brookfield Asset Management or body corporate, if the person seeking indemnity,

a.	was substantially successful on the merits in his or her defense of the action or proceeding, and

b.	fulfills the conditions set out in paragraphs (i)(a) and (b) above.

Nothing in the by-laws or resolutions of Brookfield Asset Management limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to the resolution described above.

A policy of directors’ and officers’ liability insurance is maintained by Brookfield Asset Management which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of Brookfield Asset Management in their capacity as directors and officers and also reimburses Brookfield Asset Management for payments made pursuant to the indemnity provided by Brookfield Asset Management pursuant to the resolution or as required or permitted by law.

***

Insofar as indemnification for liabilities under the United States Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling Brookfield Asset Management pursuant to the foregoing provisions, Brookfield Asset Management have been advised that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	EXHIBITS

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-3:

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Amalgamation and Amendment of Brookfield Asset Management Inc., incorporated by reference from Brookfield Asset Management Inc.’s Form F-4, filed with the SEC on May 9, 2019

3.2	By-laws of Brookfield Asset Management Inc., incorporated by reference from Brookfield Asset Management Inc.’s Form F-4, filed with the SEC on May 9, 2019

4.1	Certificate of Incorporation and Memorandum of Association of Brookfield Asset Management Reinsurance Partners Ltd., incorporated by reference from Brookfield Asset Management Inc.’s and Brookfield Asset Management Reinsurance Partners Ltd. Form F-1, filed with the SEC on April 1, 2021

4.2+	Form of Bye-laws of Brookfield Asset Management Reinsurance Partners Ltd.

4.3+	Form of Rights Agreement, by and between Brookfield Asset Management Inc., Brookfield Asset Management Reinsurance Partners Ltd. and Wilmington Trust, National Association.

5.1+	Opinion of Torys LLP with respect to certain matters of Canadian law.

23.1+	Consent of Deloitte LLP with respect to Brookfield Asset Management Inc.’s financial statements as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020.

23.2+	Consent of Torys LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney.

99.1+	Form of Notice of Exchange.

+	Filed herewith.

*	Previously filed.

Item 10.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by or on behalf of the Registrant pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That for the purpose of determining liability under the Securities Act to any purchaser:

i.

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

5.

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) by or on behalf of the Registrant that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Toronto, Ontario, Canada on May 18, 2021.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Senior Vice President

Pursuant to the requirements of the Securities Act, this Amendment No.1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Director and Chief Executive Officer (Principal Executive Officer)	May 18, 2021
J. Bruce Flatt

/s/ Nicholas Goodman	Chief Financial Officer (Principal Financial and Accounting Officer)	May 18, 2021
Nicholas Goodman

*	Director	May 18, 2021
M. Elyse Allan

*	Director and Vice Chair	May 18, 2021
Jeffrey M. Blidner

*	Director	May 18, 2021
Angela F. Braly

*	Director	May 18, 2021
Jack L. Cockwell

*	Director	May 18, 2021
Marcel R. Coutu

*	Director	May 18, 2021
Murilo Ferreira

*	Director	May 18, 2021
Janice Fukakusa

*	Director	May 18, 2021
Maureen V. Kempston Darkes

*	Director	May 18, 2021
Howard S. Marks

*	Chair of the Board of Directors	May 18, 2021
Frank J. McKenna

*	Director	May 18, 2021
Rafael Miranda

*	Director	May 18, 2021
Lord Augustine Thomas O’Donnell

*	Director	May 18, 2021
Hutham Olayan

*	Director	May 18, 2021
Ngee Huat Seek

*	Director	May 18, 2021
Diana L. Taylor

*By:	/s/ Nicholas Goodman
Name: Nicholas Goodman Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the undersigned, solely in its capacity as the registrant’s duly authorized representative in the United States, on May 18, 2021.

BROOKFIELD ASSET MANAGEMENT LLC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Secretary